Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.	Exhibit 10.01 EXECUTION COPY

AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT

by and between

HARTFORD FIRE INSURANCE COMPANY AND THE HARTFORD INSURERS

and

NATIONAL INDEMNITY COMPANY

Dated as of December 30, 2016

No part of this document may be used, reproduced, published or posted without the permission of The Hartford.

TABLE OF CONTENTS
Article I

DEFINITIONS

1.1	Definitions	2
Article II
REINSURANCE CEDED

2.1	Reinsurance Coverage	8
2.2	Commencement of the Reinsurer’s Liability	8
2.3	Exclusions	8
2.4	Territory	9
Article III

REINSURANCE CONSIDERATION & CONDITIONS

3.1	Reinsurance Premium	10
3.2	[*****]	10
3.3	Parental Guarantee Agreement	10
3.4	Premium Acknowledgement	10
Article IV

AGGREGATE LIMIT OF REINSURER'S LIABILITIES

4.1	Aggregate Limit	10
4.2	Obligations of the Reinsurer	10
Article V

REPORTING AND SETTLEMENT

5.1	Quarterly Reporting	10
5.2	Monthly Settlement	10
5.3	Settlement Payments	10
5.4	Offset and Recoupment Rights	11
5.5	Delayed Payments	11
Article VI

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FOLLOW THE FORTUNES; CLAIM AUTHORITY; RIGHT TO ASSOCIATE; ADMINISTRATION

6.1	Follow the Fortunes	11
6.2	Claim Authority	11
6.3	The Reinsured’s Administration	11
6.4	Right to Associate	11
6.5	Administration	12
Article VII
CONFLICT OF INTEREST

Conflict of Interest	12
Article VIII
RESERVING REQUIREMENTS

Reserve Assumption Changes	13
Article IX

DURATION AND TERMINATION

9.1	Duration and Termination	13
9.2	Effect of Termination	13
Article X
REPRESENTATIONS AND WARRANTIES OF THE REINSURED

10.1	Warranties	13
Article XI
REPRESENTATIONS AND WARRANTIES OF THE REINSURER

11.1	Warranties	14
Article XII
ACCOUNTING AND TAX TREATMENT

12.1	Accounting and Tax Treatment	15

No part of this document may be used, reproduced, published or posted without the permission of The Hartford.

Article XIII

INSOLVENCY

13.1	Insolvency of the Reinsured	16

Article XIV

COLLATERAL TRUST ACCOUNT

Article XV
INDEMNIFICATION

15.1	Reinsurer’s Obligation to Indemnify	20

Article XVI
DISPUTE RESOLUTION

16.1	Negotiation	21
16.2	Arbitration	21
Article XVII

SUBROGATION

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Subrogation	23

Article XVIII
THIRD PARTY REINSURANCE AGREEMENTS

18.1	Third Party Reinsurance Agreements	23
18.2	Non-Contravention Exclusion	24

Article XIX
REINSURANCE CREDIT

19.1	Reinsurance Credit	24

Article XX
REGULATORY MATTERS

20.1	Regulatory Matters	25

Article XXI
ACCESS TO RECORDS AND CONFIDENTIALITY

21.1	Access to Records..	25
21.2	Confidentiality.	25

Article XXII
PUBLICITY

Publicity	26

Article XXIII
ERRORS AND OMISSIONS

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Errors and Omissions	27

Article XXIV
REINSURANCE ALLOCATION

Reinsurance Allocation	27

Article XXV
MISCELLANEOUS PROVISIONS

EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D	Collateral Trust Agreement Parental Guarantee Agreement Administrative Services Agreement Standards Quarterly Report Template	A-1 B-1 C-1 D-1

ANNEXES

Annex 1 [*****]	Hartford Insurers [*****]	A-1 A-2

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v

AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT
    This AGGREGATE EXCESS OF LOSS REINSURANCE AGREEMENT, dated as of December 30, 2016 (this “Reinsurance Agreement”), is made and entered into by and between Hartford Fire Insurance Company, a Connecticut property and casualty insurance company, and the Hartford Insurers (collectively referred to as the “Reinsured”), and National Indemnity Company, a Nebraska stock property and casualty insurance company (hereinafter referred to as the “Reinsurer”, and together with the Reinsured, the “Parties”).
    WHEREAS, the Reinsured desires to cede to the Reinsurer Ultimate Net Loss in excess of the Retention, subject to the Reinsurer’s Aggregate Limit, as set forth herein, and the Reinsurer wishes to assume such liabilities, as of the Effective Date, under and pursuant to the terms and conditions of this Reinsurance Agreement;
    NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

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Article I
DEFINITIONS
1.1 Definitions. The following terms shall have the respective meanings set forth below throughout this Reinsurance Agreement:
“Administrative Services Agreement” has the meaning set forth in Section 6.5(a).
“Administrator” has the meaning set forth in Section 6.5(a).
“Administrator Extra-Contractual Obligations” shall mean those liabilities stemming from (i) gross or intentional misconduct by the Reinsurer or Administrator in the performance of Run-Off Services, (ii) any actual fraud, theft or embezzlement by Reinsurer or the Administrator, (iii) any failure of the Reinsurer or the Administrator to comply with applicable Laws during the provision of the Run-Off Services or (iv) any liabilities relating claims that allege misconduct on the part of the Reinsurer or the Administrator but only to the extent that such claims directly rely on allegations regarding the Administrator’s and its Affiliates’ business model, alleged claims delay practices, or alleged tortious interference with contract. Notwithstanding the foregoing, liabilities that arise from an act or omission that was taken by the Reinsurer or the Administrator, as applicable, with the consent of the Reinsured shall not be included in Administrator Extra-Contractual Obligations. Administrator Extra-Contractual Obligations shall not include Reinsured Extra-Contractual Obligations or Loss in Excess of Policy Limits.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Limit” has the meaning set forth in Article IV.
“Allocated Loss Adjustment Expenses” shall mean (a) all obligations of the Reinsured for loss adjustment expenses payable as a result of the terms and conditions of the Covered Liabilities and any court, arbitration, mediation or other dispute resolution costs, attorneys' fees, expenses, pre- and post-judgment interest, and (b) any external costs incurred in connection with the defense, investigation or audit of or negotiations of a dispute, including coverage disputes costs and expenses, involving the Covered Liabilities. Allocated Loss Adjustment Expenses shall not include any expenses relating to the collection of, or disputes regarding Third Party Reinsurance.
“Asbestos Claim” means any claim to the extent it involves allegations, in whole or in part, of property damage, bodily injury, personal injury, or other similar claim, arising out of or relating in any way in whole or in part to exposure to asbestos. Asbestos Claims shall not include (i) any liability of the Reinsured in respect of ovarian cancer relating to non-asbestos containing cosmetic talc claims, (ii) any liability arising from any policies of insurance or reinsurance covering environmental liabilities or asbestos remediation to the extent that such policies of insurance or reinsurance were intentionally written or endorsed as specialized products to cover such exposures, including, without limitation, environmental liability insurance, asbestos remediation liability insurance, contractors pollution insurance and environmental site remediation products; or (iii) any claims asserting that the Reinsured failed to warn any person of potential dangers of asbestos, engaged in unfair trade practices, negligently conducted loss control functions or failed to comply with any Medicare or other liens. To the extent that a claim involves mixed allegations involving exposure to asbestos and other non-asbestos related causes of action (including causes of action excluded in Article 2.3), the liability arising from such each such claim shall be appropriately allocated to the Asbestos Claim and the non-asbestos related causes of action.
“Attachment” means the point at which Ultimate Net Loss paid by the Reinsured equals the Retention; provided, that if the Ultimate Net Loss paid by the Reinsured decreases due to salvage, subrogation or other recoveries to an

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amount that is less than the Retention, “Attachment” shall be deemed to occur at any subsequent time as of which Ultimate Net Loss paid by the Reinsured again equals the Retention.
“Berkshire” means Berkshire Hathaway Inc.
“Berkshire Owned Entity” has the meaning set forth in Article VII hereto.
“Billable Third Party Reinsurance” shall mean amounts billable in respect of retrocessions, reinsurances, including as funded or secured through funds held, trust funds, claims against insolvent estates, letters of credit or other applicable security, protecting, covering or applying to the Covered Liabilities (including Third Party Reinsurance agreements), excluding those previously settled or commuted issues, balances, claims and contracts and known insolvent, liquidated or schemed reinsurers, which are coded as “Reassumed” by the Reinsured in its Books and Records as at December 31, 2016, a list of which the Reinsured shall provide to the Reinsurer within thirty (30) calendar days following the Inception Date.
“Books and Records” means originals or copies of all records and all other data and information (in whatever form maintained) in the possession or control of a Party or its Affiliates and relating to the Covered Liabilities, including (i) administrative records, (ii) claim records, (iii) policy files, (iv) sales records, (v) reinsurance records, (vi) underwriting records, and (vii) accounting records, but excluding any (a) Tax Returns and Tax records and all other data and information with respect to Tax, (b) files, records, data and information with respect to the employees, (c) records, data and information with respect to any employee benefit plan, (d) any files, records, data and information not reasonably related to the Reinsurer’s administration of the Covered Liabilities, including the monitoring and auditing by the Reinsured of any Run-Off Services of the Reinsurer’s performance and any internal reports related to such monitoring and auditing, (e) any materials prepared for the boards of directors of the Reinsured or its Affiliates and (f) any materials that are privileged and/or confidential unless relating to fully settled or extinguished claims except to the extent that the Reinsurer can demonstrate need for access to such privileged and confidential materials and can establish that privilege will be protected with such reasonable cooperation of the Reinsured as may be requested by the Reinsurer; provided, that if any such records or data referred to in the foregoing clauses (i) through (vi) contain information which does not relate to the Covered Liabilities, such information shall not constitute “Books and Records” for purposes of this Reinsurance Agreement.
“Business Covered” mean those insurance and reinsurance obligations, excluding Workers Compensation, of the Reinsured, underwritten by the Reinsured during the period 2015 and prior, whether assumed (whether by traditional or assumption reinsurance) or ceded from third parties or Affiliates; provided, however, that to the extent that a claim involves a cession to an Affiliate, such internal reinsurance shall inure to the benefit of this Reinsurance Agreement with respect to any claims that original cedent Reinsured may have hereunder (meaning that the Reinsured may not cede the same loss dollars to this Reinsurance Agreement twice).
“Business Day” means any day other than a Saturday, Sunday or day on which commercial banks in Hartford, Connecticut or New York, New York are required or authorized by Law to be closed.
“Change of Control” shall be deemed to have occurred if: (a) any Person, organization or association of Persons or organizations acting in concert, excluding Affiliates of a Party, acquires fifty percent (50%) or more of the outstanding voting stock of that Party or any of its controlling Affiliates; (b) any Person, organization or association of Persons or organizations acting in concert succeeds in electing a majority of directors to the boards of a Party in any election in opposition to those directors proposed by the board of directors of the applicable party, as applicable; (c) a Party transfers all or substantially all of its properties and assets to another Person, organization or association of Persons or organizations, excluding to any Affiliate of that Party; or (d) a Party consolidates with or merges into any Person, firm, corporation or other entity unless that Party, as applicable, shall be the continuing corporation or the successor corporation thereof.
“Claim” means an Asbestos Claim or a Pollution Claim.
“Claims Notice” has the meaning set forth in Section 15.1(b).

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“Collateral Reduction Event” has the meaning set forth in Section 14.5.
“Collateral Triggering Event” has the meaning set forth in the Section 2.1 of the Collateral Trust Agreement.
“Collateral Trust Account” has the meaning set forth in Section 14.1.
“Collateral Trust Assets” means the assets held in the Collateral Trust Account.
“Confidential Information” has the meaning set forth in Section 21.2(c).
“Collateral Trust Agreement” means any trust agreement entered into by and among the Reinsured, the Reinsurer and the Trustee relating to the establishment of the Collateral Trust Account, which agreement is attached as Exhibit A hereto.
“Connecticut Courts” has the meaning set forth in Section 16.2(e).
“Covered Liabilities” means those insurance and reinsurance obligations, excluding Workers Compensation, of the Reinsured payable after the Inception Date arising out of the Business Covered and constituting Asbestos Claims and/or Pollution Claims, in all cases subject to the Aggregate Limit, and the terms and conditions of this Reinsurance Agreement.
“Cure Period” has the meaning set forth in Section 14.6(a)(iii)
“Damages” means all losses, costs, obligations, Liabilities, settlement payments, awards, judgments, fines, penalties, damages and expenses (including reasonable and necessary attorneys’ fees); provided, however, that, except to the extent paid to a third party in connection with a Third Party Claim, “Damages” shall not include any loss of profits, indirect, consequential, punitive, exemplary, incidental, multiplied or other special damages.
“Disclosing Party” has the meaning set forth in Section 21.2(a).
“Dispute” has the meaning set forth in Section 16.1.
“Dispute Notice” has the meaning set forth in Section 16.1.
“Eligible Investments” has the meaning set forth in the Collateral Trust Agreement.
“Excluded Liabilities” has the meaning set forth in Section 2.3.
“Exhaustion” means such time as the aggregate net amount paid by the Reinsurer hereunder in respect of Ultimate Net Loss equals the Aggregate Limit; provided, that if the aggregate net amount paid by the Reinsurer hereunder in respect of Ultimate Net Loss decreases to an amount that is less than the Aggregate Limit, “Exhaustion” shall be deemed to occur at any subsequent time as of which the aggregate net amount paid by the Reinsurer hereunder in respect of Ultimate Net Loss again equals the Aggregate Limit.
“GAAP” means United States generally accepted accounting principles or such other accounting principles, practices or standards as may succeed United States generally accepted accounting principles.
“Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.
“Hartford Insurers” means the entities set forth on Annex 1 hereto.
“Inception Date” means 12:00:01 a.m. Hartford, Connecticut time on December 31, 2016.

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“Interest Rate” means a rate calculated as follows: (a) the London Interbank Offered Rate (“LIBOR”) for deposits in United States dollars having a maturity of three (3) months that appears on Bloomberg Page US0003M as of 11:00 a.m., London, England time, on the second Business Day before the date from and after which interest is to accrue under the applicable terms of this Reinsurance Agreement plus (b) two hundred basis points.
[*****]
“Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative or judicial interpretations or policies issued by any Governmental Authority pursuant to any of the foregoing, and any applicable Order of a court or tribunal of competent jurisdiction.
“Liability” means any and all debts, liabilities, duties, commitments and obligations of any kind, character or description, whether direct or indirect, fixed or unfixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or unasserted, known or unknown, disputed or undisputed, joint or several, secured or unsecured, determined, determinable or otherwise, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by SAP or by accepted actuarial practices in the jurisdiction of domicile of the Reinsured to be reflected in its financial statements or disclosed in the notes thereto.
“Loss in Excess of Policy Limits” means any loss in excess of the policy limit, arising from Covered Liabilities for which the Reinsured is liable, having been incurred because of, but not limited to, failure to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action, whether the handling of a claim is provided by Reinsured or Reinsurer, excluding Administrator Extra-Contractual Obligations.
“Monthly Settlement Period” means each monthly period beginning on and including the first day of a calendar month and ending on the last day of such calendar month, except that (a) the first Monthly Settlement Period shall begin as of Attachment and end on the last day of a calendar month during which Attachment occurs and (b) the final Monthly Settlement Period shall end on the date that this Reinsurance Agreement terminates in accordance with Article IX.
“Monthly Settlement Report” has the meaning set forth in Section 5.2(a).
“Net Cash Settlement Amount” has the meaning set forth in Section 5.2(a).
“Net Cash Settlement Statement” has the meaning set forth in Section 5.2(a).
“Order” means any order, writ, judgment, injunction, decree, stipulation, directive, determination or award entered by or with any Governmental Authority.
“Panel” has the meaning set forth in Section 16.2(a).
“Parental Guarantee Agreement” means the parental guarantee agreement, to be dated as of the Inception Date, by and among the Reinsured and Berkshire, which agreement is attached as Exhibit B hereto.
“Parties” has the meaning set forth in the Preamble.
“Permit” has the meaning set forth in Section 10.1(f).
“Permitted Investments” has the meaning set forth in the Collateral Trust Agreement.
“Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including any Governmental Authority.

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“Personal Information” shall have the meaning set forth in Section 21.2(d).
“Pollutants” means any solid, liquid, gaseous or thermal substance, irritant or contaminant, including carbon, smoke, vapor, soot, fumes, acids, alkalis, chemicals or waste (including any materials to be recycled, reconditioned or reclaimed, and including any product once it has entered the waste stream).
“Pollution Claim” means any claim to the extent it involves allegations of bodily injury, property damage, personal injury, or other similar claim, arising out of or relating in any way in whole or in part to an actual, alleged or threatened discharge, emission, dispersal, seepage, migration, release or escape of Pollutants into or upon land, the atmosphere or any watercourse or body of water which caused or threatened to cause property damage. Pollution Claim shall not include (i) any environmental or toxic tort claims relating to lead paint (excluding lead in manufacturing and mining), (ii) any claims arising from Pollutants in the water supply of the Flint, Michigan and related municipalities from policies written after January 1, 2000, (iii) any liability arising from any policies of insurance or reinsurance covering environmental liabilities or asbestos remediation to the extent that such policies of insurance or reinsurance were intentionally written or endorsed as specialized products to cover such exposures, including, without limitation, environmental liability insurance, asbestos remediation liability insurance, contractors pollution insurance and environmental site remediation products; (iv) any claims arising under policies written after 1985 that do not involve latent or gradual discharge, emission, dispersal, seepage, migration, release or escape of Pollutants, or (iv) any claims asserting that the Reinsured failed to warn any person of potential Pollutants negligently conducted loss control functions or failed to comply with any Medicare or other liens. To the extent that a claim involves mixed allegations involving Pollutants and other non-Pollutant related causes of action (including causes of action excluded in Section 2.3), the liability arising from each such claim shall be appropriately allocated to the Pollution Claim and the non-Pollution related causes of action. The Reinsured hereby represents and warrants that it is not aware of any pending or threatened claims arising from Pollutants in the water supply of Flint, Michigan and related municipalities from policies written before January 1, 2000.
[*****]
“Privacy Laws” shall have the meaning set forth in Section 21.2(d).
“Procedures” has the meaning set forth in Section 16.2(a).
“Quarterly Report” has the meaning set forth in Section 5.1.
“Receiving Party” has the meaning set forth in Section 21.2(a).
“Reimbursement Agreement” shall mean the reimbursement agreement, dated the date hereof, by and between BH Finance LLC and The Hartford Financial Services Group, Inc.
“Reinsurance Agreement” has the meaning set forth in the Preamble.
“Reinsurance Credit Event” has the meaning set forth in Section 19.1(a).
“Reinsurance Credit Event I” has the meaning set forth in Section 14.6(a)(i).
“Reinsurance Credit Event II” has the meaning set forth in Section 14.6(a)(i).
“Reinsurance Credit Event Notice” has the meaning set forth in Section 14.6(a)(i).
“Reinsurance Premium” means six hundred fifty million dollars ($650,000,000).
“Reinsured” has the meaning set forth in the Preamble. For the avoidance of doubt, the term “Reinsured” shall include any predecessor or successor of such entity, whether by reason of merger, consolidation or otherwise.

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“Reinsured Extra-Contractual Obligations” shall mean those liabilities arising from the handling of any claim on business covered hereunder because of, but not limited to, failure to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparations or prosecution of an appeal consequent upon such action, whether the handling of a claim is provided by Reinsured or Reinsurer, excluding Administrator Extra-Contractual Obligations.
“Reinsured Indemnitees” has the meaning set forth in Section 15.1.
“Reinsured Liabilities” has the meaning set forth in Section 2.1.
“Reinsurer” has the meaning set forth in the Preamble. For the avoidance of doubt, the term “Reinsurer” shall include any predecessor or successor of such entity, whether by reason of merger, consolidation or otherwise.
“Remaining Aggregate Limit” means, as of any date of determination, the Aggregate Limit less the aggregate amount paid by the Reinsurer hereunder in respect of Ultimate Net Loss on or prior to such date.
“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, managing directors, agents, advisors and other representatives.
“Reserves” means, with respect to any Person, as required by SAP or applicable Law of the jurisdiction of domicile of such Person, reserves (including any gross, net and ceded reserves, reinsurance loss recoverables, case reserves and incurred-but-not reported reserves), funds or provisions for losses, claims, unearned premiums, benefits, costs and expenses (including Allocated Loss Adjustment Expenses) in respect of the Covered Liabilities.
“Retention” means the Reinsured’s net Reserves for the Covered Liabilities as of the Inception Date, calculated based on net Reserves for the Covered Liabilities as of September 30, 2016 (which were $1,716,494,000), as adjusted only for paid claims minus Billable Third Party Reinsurance thereon during the three-month period ending December 31, 2016, as determined by the Reinsured in a manner consistent with the Reinsured’s past practice and procedures and notified to the Reinsurer within thirty (30) calendar days following the Inception Date.
“Reverse Transition Services Agreement” has the meaning set forth in Section 6.5(c).
“Run-Off Services” has the meaning set forth in Section 6.5(a).
“SAP” means, as to any Person, the statutory accounting principles prescribed or permitted by the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which such Person is domiciled.
“Tax” means any and all federal, state, foreign or local income, gross receipts, premium, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, ad valorem, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax, fee, duty, levy, custom, tariff, impost, assessment, obligation or charge of the same or of a similar nature to any of the foregoing, including any interest, penalty or addition thereto.
“Tax Authority” means, with respect to any Tax, any government or political subdivision thereof that imposes such Tax, and any agency charged with the collection, assessment, determination or administration of such Tax for such government or subdivision.
“Tax Return” means any return, report, declaration, claim for refund, certificate, bill, or other return or statement, including any schedule or attachment thereto, and any amendment thereof, filed or required to be filed with any Tax Authority in connection with the determination, assessment or collection of any Tax.
“Third Party Claim” has the meaning set forth in Section 15.1(b)

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“Third Party Reinsurance Agreements” means any reinsurance agreements or other reinsurance arrangement (including any statutory or involuntary reinsurance pooling arrangement) other than this Reinsurance Agreement and reinsurance agreements solely between or among the Reinsured and its respective Affiliates, whereby the Reinsured has ceded, or may cede, Covered Liabilities (including Billable Third Party Reinsurance), and which agreements have not been commuted as of the Inception Date or in respect of which the Reinsured has any remaining rights, Liabilities or other obligations.
“Trustee” means any trustee named in the Collateral Trust Agreement and any successor trustee appointed as such pursuant to the terms of such Collateral Trust Agreement.
“Ultimate Net Loss” means the amount which is in fact paid or payable by the Reinsured on or after the Inception Date, in settlement or satisfaction of Covered Liabilities, whether payments to, on behalf of or for the benefit of its respective policyholders, other insureds or reinsureds, including obligations arising from direct actions by claimants and interinsurer obligations arising from equitable contribution or any similar claims, after making deductions for all funds (i) actually received from salvage, subrogation or other claims; and (ii) Billable Third Party Reinsurance whether or not such Billable Third Party Reinsurance is in fact collected, collectible or commuted. Ultimate Net Loss shall include Allocated Loss Adjustment Expenses, Loss in Excess of Policy Limits and Reinsured Extra-Contractual Obligations. Ultimate Net Loss does not include Unallocated Loss Adjustment Expenses.
“Unallocated Loss Adjustment Expenses” means any loss adjustment expenses which are not Allocated Loss Adjustment Expenses. For the avoidance of doubt, whether or not the Reinsurer, or the Reinsured reflects an expense as an unallocated loss adjustment expense on its financial statements or other Books and Records shall not affect whether such expense qualifies as an “Unallocated Loss Adjustment Expense” for purposes of this Reinsurance Agreement.
“Workers’ Compensation” means all policies, binders, contracts or other evidences of insurance that were (a) written or issued by the Reinsured, or (b) reinsured by the Reinsured by means of (i) assumption reinsurance, (ii) intercompany reinsurance, or (iii) reinsurance in connection with involuntary participation in any reinsurance pool, that, in each case, were recorded as NAIC line of business codes 16 or 17.3 (or the Canadian regulatory equivalent) on the books and records of the Reinsured as of December 31, 2016 (including, for the avoidance of doubt, (A) any such insurance under any state or federal Law that is similar to state workers’ compensation Laws (including the Jones Act or the Longshore and Harbor Workers’ Compensation Act) and (B) employers’ liability insurance written or issued in connection with any of the foregoing.)
ARTICLE II

REINSURANCE CEDED
2.1 Reinsurance Coverage. Subject to the terms and conditions of this Reinsurance Agreement, the Reinsured hereby cedes, and the Reinsurer hereby accepts and agrees to reinsure all Ultimate Net Loss paid or payable by the Reinsured in excess of the Retention (the “Reinsured Liabilities”); provided, that in no event shall the aggregate net amount paid by the Reinsurer is respect of Ultimate Net Loss exceed the Aggregate Limit.
2.2 Commencement of the Reinsurer’s Liability. The Reinsurer’s Liability under this Reinsurance Agreement shall commence on the Inception Date (notwithstanding that no indemnity payments shall be made by the Reinsurer to the Reinsured prior to Attachment), and shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments and waivers, and to the same modifications, alterations and cancellations, as the respective Covered Liabilities.
2.3 Exclusions. Notwithstanding any provision of this Reinsurance Agreement to the contrary, the Reinsurer shall not be liable under this Reinsurance Agreement for any of the following Liabilities (collectively, the “Excluded Liabilities”):
(a) Any Liability or sum to the extent paid or booked as paid by the Reinsured prior to the Inception Date in settlement or payment of any obligation arising from Covered Liabilities, including any such sums for

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Allocated Loss Adjustment Expenses or Extra Contractual Obligations, in each case, to the extent that such expenses or obligations were paid or booked as paid prior to the Inception Date;
(b) Any liability of the Reinsured in respect of ovarian cancer relating to non-asbestos containing cosmetic talc claims;
(c) Any liability arising from any policies of insurance or reinsurance covering environmental liabilities or asbestos remediation to the extent that such policies of insurance or reinsurance were intentionally written or endorsed as specialized products to cover such exposures, including, without limitation, environmental liability insurance, asbestos remediation liability insurance, contractors pollution insurance and environmental site remediation products;
(d) Any liability arising from:
(i) any environmental or toxic tort claims relating to lead paint, including any public nuisance claims (excluding lead in manufacturing and mining);
(ii) any claims arising from Pollutants in the water supply of the Flint, Michigan and related municipalities from policies written after January 1, 2000;
(iii) any claims involving allegations that the Reinsured failed to warn any person of potential Pollutants negligently conducted loss control functions or failed to comply with any Medicare or other liens;
(iv) any claims for damages relating to subsidence or erosion;
(e) Any liability arising from the United Kingdom or Bermudian operations and any other non-North American operations of the Reinsured; and
(f) Any Liability of the Reinsured with respect to Taxes or assessments, whether paid directly by the Reinsured or billed to the Reinsured or by or through a policyholder, other insured or reinsured, regardless of whether such Tax is denominated as income tax, excise tax, premium tax, surplus lines tax, or any other Tax assessment.
2.4 Territory. The reinsurance provided under this Reinsurance Agreement shall be coextensive with the territory of the Covered Liabilities.
ARTICLE III

REINSURANCE CONSIDERATION & CONDITIONS

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3.1 Reinsurance Premium. Within five (5) Business Days of the Inception Date, as consideration for the reinsurance provided hereunder, the Reinsured shall pay to the Reinsurer cash in an amount equal to the Reinsurance Premium.
3.2 [*****]
3.3 Parental Guarantee Agreement. On or prior to the Inception Date, the Reinsured and Berkshire shall have executed and delivered the duly executed Parental Guarantee Agreement, which shall be effective at the Inception Date.
3.4 Premium Acknowledgement. Notwithstanding any other provision of this Reinsurance Agreement to the contrary, the Parties acknowledge and agree that all Premiums payable to or received by the Reinsured in respect of the Covered Liabilities are for the sole and exclusive benefit of the Reinsured, and the Reinsurer shall not be entitled pursuant to this Reinsurance Agreement to any such Premiums.
ARTICLE IV

AGGREGATE LIMIT OF REINSURER’S LIABILITIES
4.1 Aggregate Limit. Under no circumstances shall the Reinsurer be required to make aggregate net payments hereunder in respect of Ultimate Net Loss in excess of one billion five hundred million dollars ($1,500,000,000), inclusive of all Allocated Loss Adjustment Expenses, Loss in Excess of Policy Limits, and Reinsured Extra-Contractual Obligations, by reason of entering this Reinsurance Agreement (subject to any adjustments contemplated by this Reinsurance Agreement and as reduced by any amounts paid in respect of Net Reimbursement Liability (as defined in the Reimbursement Agreement) pursuant to Section 2.4 of the Reimbursement Agreement, the “Aggregate Limit”).
4.2 Obligations of the Reinsurer. Subject to Section 4.1 to the extent that Ultimate Net Loss equals or exceeds the Retention, the Reinsurer shall (i) indemnify the Reinsured for any Ultimate Net Loss actually paid by the Reinsured after Attachment and (ii) following the commencement of Run-Off Services, discharge from its own funds Ultimate Net Loss payable by the Reinsured after Attachment.
ARTICLE V
REPORTING AND SETTLEMENT
5.1 Quarterly Reporting. From and after the Inception Date and prior to Attachment, the Reinsured shall deliver to the Reinsurer, within forty-five (45) calendar days after the end of each calendar quarter, a report (each a “Quarterly Report”), containing the information presented in the template attached at Exhibit D, the specific format of which the Parties shall reasonably agree upon within sixty (60) calendar days of the date hereof.
5.2 Monthly Settlement.
(a) Following Attachment, within thirty (30) calendar days after the end of each Monthly Settlement Period, the Reinsured shall deliver to the Reinsurer a report (the “Monthly Settlement Report”), the form of which the Parties shall reasonably agree upon within one hundred twenty (120) calendar days of the date hereof, which Monthly Settlement Report shall include a statement (the “Net Cash Settlement Statement”) which shall set out a calculation of the net amount due to the Reinsured from the Reinsurer, or the Reinsurer from the Reinsured, under this Reinsurance Agreement for the relevant Monthly Settlement Period (the “Net Cash Settlement Amount”).
5.3 Settlement Payments.

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(a) If the Net Cash Settlement Amount reflects a payment owed to the Reinsured or the Reinsurer, any such payment shall be made by the applicable Party within ten (10) Business Days following the date of delivery of the applicable Monthly Settlement Report. In no event shall an obligation of the Reinsured or the Reinsurer to make payments as and when required pursuant to this Reinsurance Agreement be postponed or delayed as a result of any pending or threatened Dispute arising under or otherwise regarding this Reinsurance Agreement.
(b) All payments between the Parties made pursuant to this Reinsurance Agreement shall be made either (i) by wire transfer of United States dollars in cash to such bank account or accounts as designated by the recipient or (ii) by direct deposit or direct debit through the Automated Clearing House (ACH) system, in each case, as elected by the Party entitled to receipt of payment.
(c) For the avoidance of doubt, all payments by the Reinsurer to the Reinsured shall be made directly to the Reinsured or to its liquidator, receiver or its statutory successor, as applicable.
5.4 Offset and Recoupment Rights. Any debits or credits incurred in favor of or against either the Reinsured or the Reinsurer with respect to this Reinsurance Agreement are deemed mutual debits or credits, as the case may be, and shall be set off and recouped, and only the net balance shall be allowed or paid. This Section 5.4 shall apply notwithstanding the initiation or commencement of a liquidation, insolvency, rehabilitation, conservation, supervision or similar proceeding by or against the Reinsured or the Reinsurer.
5.5 Delayed Payments. If there is a delayed settlement of any payment due pursuant to this Section 5.5 between the Reinsured and the Reinsurer, interest will accrue on such payment at the Interest Rate then in effect until settlement is made. For purposes of this Section 5.5, a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date that such payment is due. For the avoidance of doubt, no interest paid by the Reinsurer pursuant to this Section 5.5 shall be included in the calculations of Ultimate Net Loss.
ARTICLE VI

FOLLOW THE FORTUNES; CLAIM AUTHORITY; RIGHT TO ASSOCIATE; ADMINISTRATION
6.1 Follow the Fortunes. The Reinsurer shall, in every case to which Liability under this Reinsurance Agreement attaches, follow the fortunes of the Reinsured, and the Reinsurer shall be bound, without limitation, by all good faith payments and settlements entered into by or on behalf of the Reinsured.
6.2 Claim Authority. The Reinsured shall at all times retain ultimate authority on the handling of claims, regardless of whether Reinsured performs administration of those claims or whether Reinsurer provides them under Section 6.5.
6.3 The Reinsured’s Administration. The Reinsured shall administer the Covered Liabilities and the Third Party Reinsurance Agreements (i) in good faith, (ii) in compliance with applicable Law, (iii) consistent with sound and historical business practices; and (iv) with no less skill, diligence and resources as has been applied by the Reinsured for the Covered Liabilities prior to the Inception Date
6.4 Right to Associate.
(a) Subject to the terms and conditions of this Reinsurance Agreement, prior to the commencement of any Run-Off Services by the Administrator as set forth in Section 6.5(a), the Reinsured shall defend, in its good faith discretion, any litigation, arbitration or other legal proceeding brought in respect of any Covered Liabilities, including any Third Party Reinsurance Agreement to the extent relating to the Covered Liabilities.

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(b) Prior to the commencement of any Run-Off Services, the Reinsurer shall have the right, but not the obligation, to associate, at the sole expense of the Reinsurer, in the adjustment, litigation, or negotiation of claims; however, the Reinsured shall retain ultimate authority on handling of claims; provided that the Reinsured shall in good faith take account of the Reinsurer’s advice and if the Reinsured unreasonably fails to settle a claim upon the advice of the Reinsurer, all expenses incurred after such failure to settle or amounts ultimately paid in excess of the amount recommended by the Reinsurer shall be excluded from Ultimate Net Loss.
6.5 Administration.
(a) In the event that (i) Ultimate Net Loss paid by the Reinsured in respect of the Covered Liabilities exceed the Retention, as determined by the Reinsured’s Books and Records or (ii) [*****] for the Reinsured and [*****], the Reinsurer or any Affiliate of the Reinsurer appointed by the Reinsurer, as administrator (the “Administrator”), may elect to assume in its entirety the administration of the Covered Liabilities and, solely in the reasonable discretion of the Reinsured, the billing activities related to Third Party Reinsurance Agreements (the “Run-Off Services”) from the Reinsured. Promptly following such an election, the Parties shall in good faith negotiate and enter into an administrative services agreement (the “Administrative Services Agreement”), which shall include, among other terms, the terms described in Section 6.5(b). The Parties shall also agree to appropriate amendments of this Reinsurance Agreement to reflect the fact that the Reinsured will no longer be administering the Covered Liabilities and, if applicable, the billing activities related to Third Party Reinsurance Agreements, while the Run-Off Services are being provided by the Administrator. The date that the Administrative Services Agreement becomes effective shall be the date that the transfer of administration becomes effective. Under no circumstances shall the Reinsurer or the Administrator be responsible for collection of, or enforcement actions related to, the Third Party Reinsurance Agreements.
(b) The Administrative Services Agreement shall include the terms set forth on Exhibit C hereto.
(c) At any time following the Remaining Aggregate Limit being equal to or less than $250,000,000, the Reinsured may, in its sole discretion, terminate the Administrative Services Agreement, following which the Reinsured and the Administrator shall negotiate in good faith and enter into a services agreement (the “Reverse Transition Services Agreement”) containing terms and conditions mutually acceptable to the Reinsured and the Administrator, including the terms described in Section 6.5(d) below.
(d) Pursuant to any Reverse Transition Services Agreement entered into by the Parties in connection with the transfer of administration of the Covered Liabilities and, if applicable, the Third Party Reinsurance Agreements back to the Reinsured, the Administrator shall provide all transition and administrative services reasonably necessary or appropriate in order to transition the administration of the Covered Liabilities and, if applicable, the Third Party Reinsurance Agreements to the Reinsured or its designee, including returning to the Reinsured the Books and Records related to the Covered Liabilities in its possession, which services shall be provided for a period of not less than one (1) year following the termination or expiration of the Administrative Services Agreement. The Reinsured shall reimburse the Administrator for any reasonable internal expenses (including a reasonable overhead allocation) and any reasonable out-of-pocket expenses incurred by the Administrator or its Affiliates in connection with any actions undertaken by the Administrator in transitioning the administration of the Covered Liabilities and, if applicable, the Third Party Reinsurance Agreements back to the Reinsured.
ARTICLE VII

CONFLICT OF INTEREST
Whenever any insurer, reinsurer or other company that is an Affiliate of Berkshire (each, a "Berkshire Owned Entity"), is a party to a Third Party Reinsurance Agreement or a party to a contract involving the Covered

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Liabilities, the Reinsurer agrees that it will, and it will cause any Berkshire Owned Entity to, minimize any conflict of interest and handle such Third Party Reinsurance Agreement or Covered Liability in good faith and with due regard for the interests of the Reinsured. Any of the Reinsured’s Books and Records obtained or received by the Reinsurer shall only be used by the Reinsurer for carrying out its obligations under this Reinsurance Agreement and for no other purposes.
ARTICLE VIII

RESERVING REQUIREMENTS
8.1 Reserve Assumption Changes. On and after the Inception Date, the Reinsurer shall establish and at all times maintain a reserve liability on its statutory financial statements with respect to the Reserves for the Reinsured Liabilities, which shall be determined by the Reinsurer in accordance with SAP, including applicable actuarial principles.
ARTICLE IX

DURATION AND TERMINATION
9.1 Duration and Termination. This Reinsurance Agreement shall commence on the Inception Date and continue in force until: (a) such time as the Reinsurer’s Liability with respect to all Reinsured Liabilities terminates, which will be the earlier of (i) the date that the Reinsured’s liability with respect to the Reinsured Liabilities is terminated and all amounts due to the Reinsured under this Reinsurance Agreement with respect to the Reinsured Liabilities have been paid and (ii) the date that the Reinsurer has actually paid an aggregate net amount in respect of Ultimate Net Loss equal to the Aggregate Limit; or (b) the Reinsurance Agreement is terminated by the mutual written consent of the Parties. Subject to the fulfillment of the Reinsured’s obligations under Article III, the Reinsured and the Reinsurer agree that this Reinsurance Agreement cannot be cancelled by either Party.
9.2 Effect of Termination. Notwithstanding the other provisions of this Article IX, the terms and conditions of Article I, Article XV, Article XVI, Article XXI and Article XXV (other than Sections 25.11 and 25.13) shall remain in full force and effect after the termination of this Reinsurance Agreement.
ARTICLE X

REPRESENTATIONS AND WARRANTIES OF THE REINSURED
10.1 Warranties. As of the Inception Date, each entity comprising the Reinsured hereby represents and warrants as to itself to the Reinsurer the following:
(a) Accuracy of Information. The reports, financial statements, certificates, historical data and other historical analyses and information furnished by or on behalf of the Reinsured to the Reinsurer were, when delivered, true, correct, and complete to the best knowledge of the Reinsured;
(b) No Material Adverse Change. There has been no material adverse change with respect to the financial condition and/or loss reserves of the Reinsured since such information was prepared, and there has been no undisclosed material agreements with policyholders on the Covered Liabilities to make payments which have not yet been paid, other than routine coverage in place or cost sharing agreements or involving Third Party Reinsurance Agreements;

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(c) Organization, Standing and Authority. It is an insurance company duly organized, validly existing and in good standing under the laws of its domiciliary state and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted. It has obtained all authorizations and approvals required under applicable law to enter into and perform its obligations under this Reinsurance Agreement and it shall maintain throughout the term of this Reinsurance Agreement all licenses, permits or permissions of any Governmental Authority that shall be required in order to perform its obligations under this Reinsurance Agreement;
(d) Authorization. It has all requisite corporate power and authority to enter into this Reinsurance Agreement and to perform its obligations hereunder. Its execution and delivery of this Reinsurance Agreement, and its performance of its obligations under this Reinsurance Agreement, have been duly authorized by all necessary corporate action. This Reinsurance Agreement, when duly executed and delivered by the other Parties hereto, will be a valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Hartford Fire Insurance Company and First State Insurance Company have all requisite corporate power and authority to bind all of the entities that are comprising the Reinsured to this Reinsurance Agreement, including, without limitation, the appointment of Hartford Fire Insurance Company as agent pursuant to Section 25.12;
(e) No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement and its consummation of the transactions contemplated hereby will not (a) violate any provision of its Articles of Incorporation, Bylaws or other charter or organizational document applicable to it, (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority against, or binding upon it, or any agreement with, or condition imposed by, any Governmental Authority binding upon it, or (c) conflict with, result in a breach of or a default (with or without notice or lapse of time or both) under, give rise to, or result in a right of, acceleration, amendment or termination under, or result in the creation of any lien on any of its property or assets under, any contract or agreement to which the it is a party or by which it or its property or assets is bound or subject; and
(f) Governmental Licenses. It has all licenses, certificates of authority or other similar certificates, registrations, franchises, permits, approvals or other similar authorizations issued by Governmental Authorities (collectively, “Permits”) necessary to conduct its business as currently conducted, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on its business. All Permits that are material to the conduct of its business are valid and in full force and effect. It is not subject to any pending action or, to its knowledge, any threatened action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on its business.
ARTICLE XI

REPRESENTATIONS AND WARRANTIES OF THE REINSURER
11.1 Warranties. As of the Inception Date, the Reinsurer hereby represents and warrants to the Reinsured the following:
(a) Organization, Standing and Authority. It is an insurance company duly organized, validly existing and in good standing under the laws of its domiciliary state and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on the operations of its business as they are now being conducted. It has obtained all authorizations and approvals required under applicable law to

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enter into and perform its obligations under this Reinsurance Agreement and it shall maintain throughout the term of this Reinsurance Agreement all licenses, permits or permissions of any Governmental Authority that shall be required in order to perform its obligations under this Reinsurance Agreement;
(b) Authorization. It has all requisite corporate power and authority to enter into this Reinsurance Agreement and to perform its obligations hereunder. Its execution and delivery of this Reinsurance Agreement, and its performance of its obligations under this Reinsurance Agreement, have been duly authorized by all necessary corporate action. This Reinsurance Agreement, when duly executed and delivered by the other Parties hereto, will be a valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(c) No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement and its consummation of the transactions contemplated hereby will not (a) violate any provision of its Articles of Incorporation, Bylaws or other charter or organizational document applicable to it, (b) violate any order, judgment, injunction, award or decree of any court, arbitrator or Governmental Authority against, or binding upon it, or any agreement with, or condition imposed by, any Governmental Authority binding upon it, or (c) conflict with, result in a breach of or a default (with or without notice or lapse of time or both) under, give rise to, or result in a right of, acceleration, amendment or termination under, or result in the creation of any lien on any of its property or assets under, any contract or agreement to which the it is a party or by which it or its property or assets is bound or subject; and
(d) Governmental Licenses. It has all Permits necessary to conduct its business as currently conducted, except in such cases where the failure to have a Permit has not had and would not reasonably be expected to have a material adverse effect on its business. All Permits that are material to the conduct of its business are valid and in full force and effect. It is not subject to any pending action or, to its knowledge, any threatened action that seeks the revocation, suspension, termination, modification or impairment of any Permit that, if successful, would reasonably be expected to have, or with the passage of time become, a material adverse effect on its business.
ARTICLE XII

ACCOUNTING AND TAX TREATMENT
12.1 Accounting and Tax Treatment.
(a) Each Party to the transactions provided for in this Reinsurance Agreement represents to the other Parties that it has conducted, prior to execution of this Reinsurance Agreement, such risk transfer testing analysis as that Party deems appropriate, [*****], in its independent judgment in order to report properly such transaction for SAP, GAAP and federal income tax purposes. Based on such analysis, each Party represents to the other Party that, as of the date hereof, it has independently determined that the transactions provided for in this Reinsurance Agreement are properly accounted for by such representing Party as reinsurance for SAP, GAAP and federal income tax purposes and hereby covenants and agrees that, except as may otherwise be required by SAP, GAAP or applicable Law following the date hereof, it shall account for, and report for tax purposes, such transaction accordingly.
(b) Without limitation of the representations and covenants set forth in Section 12.1(a), (i) neither Party has made, hereby makes or shall make any representation or warranty to the other Party as to (A) the proper accounting or tax treatment by such other Party of the transactions provided for in this Reinsurance Agreement or (B) the proper future accounting or tax treatment of the transactions provided for in this

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Reinsurance Agreement and (ii) each Party acknowledges and agrees that, in making its independent determination that the transactions provided for in this Reinsurance Agreement are properly accounted for as reinsurance for SAP, GAAP and federal income tax purposes, it did not rely, in any respect, upon any representation or determination made by the other Parties.
ARTICLE XIII

INSOLVENCY
13.1 Insolvency of the Reinsured.
(a) The Reinsurer hereby agrees that in the event of the insolvency of the Reinsured and the appointment of a conservator, liquidator, receiver or statutory successor of the Reinsured, all amounts due to the Reinsured under this Reinsurance Agreement shall be payable by the Reinsurer to any conservator, liquidator, receiver or statutory successor of the Reinsured on the basis of the claims allowed against the Reinsured by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Reinsured having authority to allow such claims, without diminution because of such insolvency, or because the conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims. Payments by the Reinsurer as set forth in this Section 13.1 shall be made directly to the Reinsured or to its conservator, liquidator, receiver, or statutory successor, except where this Reinsurance Agreement specifically provides for another payee of such reinsurance in the event of the insolvency of the Reinsured. Under no circumstances shall the Reinsurer’s liability hereunder be accelerated, diminished or enlarged by the insolvency of the Reinsured or any of its Affiliates.
(b) It is agreed and understood, however, that in the event of the insolvency of the Reinsured, the liquidator, receiver or statutory successor of the Reinsured shall give written notice of the pendency of a claim against the Reinsured on any Covered Liability within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured or its liquidator, receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Reinsured as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by Reinsurer.
ARTICLE XIV

COLLATERAL TRUST ACCOUNT
14.1 Establishment of Collateral Trust Account.
(a) In accordance with the terms of the Collateral Trust Agreement to be entered into among the Parties and the Trustee as of the date hereof, the Reinsurer shall have procured, on or prior to the date hereof, with and in the name of the Trustee, a segregated trust account maintained by the Trustee with account number 77193800 (the “Collateral Trust Account”), to be held for the benefit of the Reinsured pursuant to the provisions of the Collateral Trust Agreement.
(b) Within five (5) Business Days of the receipt of the Reinsurance Premium, the Reinsurer shall transfer to the Collateral Trust Account Eligible Investments with an aggregate fair market value as of the close of business on the Inception Date at least equal to the Reinsurance Premium.

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14.2 Ongoing Funding of Collateral Trust Account. In accordance with the requirements of the Collateral Trust Agreement, unless there is a Collateral Triggering Event or a Reinsurance Credit Event, the Reinsurer shall not be required to deposit additional assets into the Collateral Trust Account after the Inception Date. All transfers to and withdrawals from the Collateral Trust Account shall be in accordance with the terms set forth herein and subject to the requirements set forth in the Collateral Trust Agreement.
14.3 Collateral Trust Assets.
(a) Prior to the occurrence of a Reinsurance Credit Event, the assets that may be held in the Collateral Trust Account shall consist of Eligible Investments. Upon the occurrence of a Reinsurance Credit Event, however, in accordance with the requirements of the Collateral Trust Agreement and Section 14.6 hereof, the assets in the Collateral Trust Account shall consist only of Permitted Investments.
(b) The Reinsurer shall, prior to depositing any Eligible Investments or Permitted Investments, as applicable, into the Collateral Trust Account, and from time to time as required by the Reinsured or the Trustee, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.
(c) Pursuant to the terms of the Collateral Trust Agreement, the Collateral Trust Assets shall be held by the Trustee for the sole purpose of satisfying any obligations of the Reinsurer to the Reinsured under this Reinsurance Agreement.
14.4 Settlements. All settlements of account under the Collateral Trust Agreement between the Reinsurer and the Reinsured shall be made in United States dollars in cash or its equivalent.
14.5 Modification Upon Occurrence of Collateral Triggering Event. The Parties acknowledge and agree that, upon the occurrence of a Collateral Triggering Event, all references to “Security Amount” in the Collateral Trust Agreement shall be modified in accordance with its definition to give effect to the Collateral Triggering Event. In addition, as soon as is practicable, the Reinsurer shall deposit such additional assets into the Collateral Trust Account so that the aggregate fair market value of the Eligible Investments or Permitted Investments, as applicable, in the Collateral Trust Account equals the newly computed Security Amount. Until such time as the events, changes or conditions that gave rise to the Collateral Triggering Event cease to exist or apply (the “Collateral Reduction Event”), the Reinsurer shall ensure that the Collateral Trust Account holds Eligible Investments or Permitted Investments, as applicable, in each case, at all times with a fair market value of no less than one hundred percent (100%) of the Security Amount (as defined in clause (ii) of Section 1.11(ll) of the Collateral Trust Agreement); provided, further, that in no event shall the Security Amount be reduced to an amount less than one hundred percent (100%) of the Security Amount (as defined in (i) of Section 1.11(ll) of the Collateral Trust Agreement).
14.6 Modification Upon Occurrence of a Reinsurance Credit Event.
(a) The Parties acknowledge and agree that, upon the occurrence of a Reinsurance Credit Event, this Reinsurance Agreement shall be modified for that period of time for which the Reinsurance Credit Event continues to apply, to fully conform to the requirements of the laws and regulations governing credit for reinsurance of the domiciliary state of the Reinsured and any other relevant jurisdictions. Consequently, the Parties hereto agree that:
(i) Should either Party become aware of a Reinsurance Credit Event or the likelihood of a potential occurrence of a Reinsurance Credit Event, such Party shall provide prompt written notice to the other (“Reinsurance Credit Event Notice”) either (A) certifying that a Reinsurance Credit Event has occurred or (B) describing the circumstances and cause for such notice. Such Reinsurance Credit Event Notice shall indicate whether the Reinsurance Credit Event resulted or is likely to result from any financial impairment of the Reinsurer or from other causes. For purposes of this Article XIV, a Reinsurance Credit Event resulting from or likely to result from any financial

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impairment of the Reinsurer shall be referred to as a “Reinsurance Credit Event I” and a Reinsurance Credit Event resulting from or likely to result from causes other than the financial impairment of the Reinsurer shall be referred to as a “Reinsurance Credit Event II.”
(ii) Upon the occurrence of a Reinsurance Credit Event I, the Parties acknowledge and agree that certain provisions of the Collateral Trust Agreement shall cease to be effective, and other provisions shall automatically become effective thereafter, as described in the Collateral Trust Agreement. In addition, any other provisions required under applicable law and regulations governing trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies shall be deemed to be incorporated into the Collateral Trust Agreement and the Parties shall use their best efforts to amend the Collateral Trust Agreement accordingly.
(iii) Upon the occurrence of a Reinsurance Credit Event, the Reinsurer shall have a period of ninety (90) calendar days commencing on the date that the Reinsurance Credit Event Notice is received (the “Cure Period”) to seek to cure or address to the satisfaction of the Reinsured the circumstances giving rise to the Reinsurance Credit Event; provided, however, that in no event shall the Cure Period continue after December 31 of the calendar year in which the Reinsurance Credit Event II occurs. Should the Reinsurer be unable to cure the situation or address it to the satisfaction of the Reinsured during the Cure Period, the provisions of the Collateral Trust Agreement in respect of Reinsurance Credit Events shall become effective, which provisions shall remain in place only for so long, and only to the extent, required to address the event, change or condition giving rise to the Reinsurance Credit Event II.
14.7 Withdrawal of Collateral Trust Assets by the Reinsured Prior to the Occurrence of a Reinsurance Credit Event.
(a) The Parties agree that, by transmittal of prior written notice to the Trustee (with a copy to the Reinsurer) not less than five (5) Business Days in advance of the requested withdrawal, Collateral Trust Assets may be withdrawn by the Reinsured and utilized and applied by the Reinsured, or any successor by operation of law of the Reinsured, including any liquidator or rehabilitator, receiver or conservator of the Reinsured, without diminution because of insolvency on the part of the Reinsured, only for one or both of the following purposes:
(i) to pay or reimburse the Reinsured for Reinsured Liabilities due and payable to the Reinsured under the terms and conditions of this Reinsurance Agreement and not yet recovered from the Reinsurer or the Collateral Trust Account;
(ii) to pay any other amounts the Reinsured claims are due under this Reinsurance Agreement and not yet recovered from the Reinsurer or the Collateral Trust Account; and
(iii) to pay to the Reinsurer amounts held in the Collateral Trust Account in excess of the Security Amount.
(b) Notwithstanding the foregoing, the Reinsured shall only withdraw Collateral Trust Assets under Section 14.7(a)(i) or 14.7(a)(ii) pursuant to the terms of a final order of an arbitration panel or court of competent jurisdiction with which the Reinsurer has failed to comply, and if it includes such final order of an arbitration panel or court of competent jurisdiction with the written notice provided thereunder. If the Reinsurer contests the validity of the arbitration order by notice to the Reinsured, the Reinsurer may challenge the validity of the withdrawal order in a court of competent jurisdiction. During the pendency of such litigation, notice of withdrawal shall not be effective except as ordered by the court in which the litigation is pending.

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(c) The Reinsured shall return to the Collateral Trust Account, within five (5) Business Days, assets withdrawn in excess of all amounts due under Sections 14.7(a)(i) and 14.7(a)(ii) and, to the extent not yet actually paid to the Reinsurer, Section 14.7(a)(a)(iii). Any such excess amounts shall at all times be held by the Reinsured (or any successor by operation of law of the Reinsured, including any liquidator, rehabilitator, receiver or conservator of the Reinsured) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of the Reinsured, for the sole purpose of funding the payments and reimbursements described in Section 14.7(a).
14.8 Withdrawal of Collateral Trust Assets by Reinsured After the Occurrence of a Reinsurance Credit Event.
(a) During the pendency of a Reinsurance Credit Event, the Parties agree that the Collateral Trust Assets may only be withdrawn by the Reinsured, and utilized and applied by the Reinsured, or any successor by operation of law of the Reinsured including any liquidator or rehabilitator, receiver or conservator of the Reinsured, without diminution because of insolvency on the part of the Reinsured or the Reinsurer, for one or more of the following purposes:
(i) to pay or reimburse the Reinsured for the Reinsurer’s share under this Reinsurance Agreement regarding any losses and allocated loss expenses paid by the Reinsured, but not recovered from the Reinsurer, or for unearned premiums due to the Reinsured if not otherwise paid by the Reinsurer;
(ii) to make payment to the Reinsurer of any amounts held in the Collateral Trust Account that exceed one hundred two percent (102%) of the actual amount required to fund the Reinsurer’s obligations under this Reinsurance Agreement; and
(iii) where the Reinsured has received notification of termination of the Collateral Trust Agreement and where the Reinsurer’s entire obligations under this Reinsurance Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the obligations and deposit those amounts in a separate account, in the name of the Reinsured in any qualified United States financial institution, as defined in Connecticut General Statutes Section 38a-87 apart from its general assets, in trust for such uses and purposes specified in Section 38a-88-1 to 38a-88-4 of the Regulations of Connecticut State Agencies, as may remain executory after such withdrawal and for any period after the termination date.
(b) The Reinsured shall return to the Collateral Trust Account, within five (5) Business Days, assets withdrawn in excess of all amounts due under Sections 14.8(a)(i), (a)(ii) or, in the case of Section 14.8(a)(iii), assets that are subsequently determined not to be due. Any such excess amount shall at all times be held by the Reinsured (or any successor by operation of law of the Reinsured, including any liquidator, rehabilitator, receiver or conservator of Reinsured) in trust for the benefit of the Reinsurer and be maintained in a segregated account, separate and apart from any assets of Reinsured for the sole purpose of funding the payments and reimbursements described in paragraphs (i) and (ii) of Section 14.8(a). The Reinsured shall pay interest in cash to the Reinsurer on the amount withdrawn in excess of amounts due, equal to the actual amount of interest, dividends, and other income earned on the assets in such segregated account so long as the fair market value of the assets in such segregated account and the fair market value of any remaining Collateral Trust Assets equals, in the aggregate, one hundred two percent (102%) of the Remaining Aggregate Limit, and shall otherwise credit to such segregated account all such income earned on the assets in such segregated account.
ARTICLE XV

INDEMNIFICATION

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15.1 Reinsurer’s Obligation to Indemnify.
(a) Following the date that the Reinsurer serves as Administrator of the Run-Off Services under Section 6.5 or the Reinsurer exercises its right to associate under Section 6.4, the Reinsurer shall indemnify, reimburse, defend and hold harmless the Reinsured and its Affiliates and each of their respective directors, officers, employees and agents (collectively, the “Reinsured Indemnitees”) from and against any Damages resulting from, based upon, arising out of or otherwise relating to Administrator Extra-Contractual Obligations. Amounts paid by the Reinsurer pursuant to this Section 15.1 shall not be part of the Ultimate Net Loss or otherwise erode the Aggregate Limit. Any payment by the Reinsurer to the Reinsured pursuant to this Section 15.1, to the extent owing to any other Reinsured Indemnitee, shall be deemed a payment to the applicable Reinsured Indemnitee and the Reinsured shall not, and shall cause such Reinsured Indemnitee not to, seek recovery from the Reinsurer or its Affiliates in respect of any payments actually received by the Reinsured from the Reinsurer pursuant to this Section 15.1.
(b) Promptly after receipt from any third party by a Reinsured Indemnitee of a notice of any demand, claim or circumstance that, immediately or with the lapse of time, could give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (a “Third Party Claim”) that may result in Damages for which indemnification may be sought hereunder, such Reinsured Indemnitee shall deliver a notice (a “Claims Notice”) to the Reinsurer; provided, however, that a failure to give such notice shall not affect such Reinsured Indemnitee’s right to indemnification hereunder except to the extent that the Reinsurer is actually prejudiced thereby and the Reinsured had actual notice of the Third Party Claim. The Claims Notice shall describe the Third Party Claim in reasonable detail (including the identity of the third party), and shall indicate, to the extent known, the amount (estimated, if necessary) of Damages, and method of computation thereof, and the provisions of this Reinsurance Agreement in respect of which such right of indemnification is sought or arises. Such Reinsured Indemnitee shall deliver to the Reinsurer copies of all notices and documents (including court papers) received by such Reinsured Indemnitee relating to such Third Party Claim. The Reinsurer will provide notice to the Reinsured if it becomes aware of any Third Party Claims.
(c) The Reinsurer shall be entitled to settle or assume and control the defense of any Third Party Claim at its own expense and by its own counsel. If the Reinsurer elects to settle or defend such Third Party Claim, it shall, within fortyfive (45) calendar days following its receipt of the Claims Notice notify the Reinsured Indemnitee of its intent to do so, and the Reinsured Indemnitee shall cooperate, at the expense of the Reinsurer, in the settlement of, or defense against, such Third Party Claim, including, if appropriate and related to the Third Party Claim in question, in making any reasonable counterclaim against such third party, or any cross complaint against any Person (other than such Reinsured Indemniteee or its Affiliates). Should the Reinsurer so elect to assume the defense of a Third Party Claim, the Reinsurer shall not be liable to such Reinsured Indemniteee for legal expenses subsequently incurred by such Reinsured Indemniteee in connection with the defense thereto. Such Reinsured Indemnitee shall have the right to employ separate counsel in defense of such Third Party Claim and participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of such Reinsured Indemnitee. If the Reinsurer elects not to settle or defend the Third Party Claim, fails to notify such Reinsured Indemnitee of its election as herein provided or contests its obligation to provide indemnification under this Agreement, such Reinsured Indemnitee may pay, settle or defend such Third Party Claim. Notwithstanding the foregoing, neither the Reinsurer nor such Reinsured Indemnitee may settle any Third Party Claim without the consent of the other Party; provided, that such consent to settlement shall not be unreasonably withheld, conditioned or delayed; provided, further, the Reinsurer may, without such Reinsured Indemnitee’s prior written consent, settle any Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Reinsurer (without any right of reimbursement or other recourse to such Reinsured Indemniteee), and which includes as an unconditional term thereof the release by the claimant or the plaintiff of such Reinsured Indemnitee from all liability in respect of such Third Party Claim. If the Reinsurer chooses to defend any Third Party Claim, such Reinsured Indemnitee shall make available to the Reinsurer any books, records or other documents within its control that are necessary, appropriate, or useful for such defense.

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ARTICLE XVI

DISPUTE RESOLUTION
16.1 Negotiation. With the exception of any dispute resolution procedures that are otherwise contained in this Reinsurance Agreement, a Party shall, in the first instance, send written notice (“Dispute Notice”) to the other Party to the Dispute of any dispute, controversy or claim arising out of or relating to this Reinsurance Agreement or the breach, formation, termination, validity, interpretation, performance, or enforceability hereof, whether sounding in contract or tort and whether arising during or after this Reinsurance Agreement’s formation, or after its termination, including any Dispute as to the existence of an agreement to arbitrate or other conditions imposed by this Section 16.1 or Section 16.2 below (a “Dispute”), which Dispute Notice shall set forth in reasonable detail in the matters in Dispute. Thereafter, the Parties agree that they shall first attempt to resolve Disputes by informal discussions and negotiations, conducted in-person or telephonically, between their duly appointed Representatives. If, for any reason, the Parties to the Dispute are unable to resolve any such Dispute through such discussions and negotiations within thirty (30) calendar days of the date of delivery of the Dispute Notice, then the Dispute shall be submitted for amicable written resolution by negotiations between designated executive officers of each Party, each with authority to resolve the Dispute. If, for any reason, the designated executive officers are unable to reach a mutually acceptable written resolution within forty (40) calendar days of the date of delivery of the Dispute Notice, the Dispute shall be submitted for final and binding arbitration in accordance with Section 16.2 below. All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Section 16.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.
16.2 Arbitration.
(a) Except as provided in Section 16.1, any and all Disputes shall be submitted for final and binding arbitration conducted by an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless a Party meets the requirements of Section (b) and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only. Any such arbitration shall be submitted and governed by the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
(i) Qualifications of the arbitrators and umpires shall be in accordance with section 6.2 of the Procedures, except that other professionals who have worked for at least ten (10) years for an insurer or reinsurer shall also be qualified to serve as an arbitrator or umpire.
(ii) Reinsurer shall appoint one party-appointed arbitrator, and Reinsured shall appoint another, in the manner provided by the Procedures; the two party-appointed arbitrators shall appoint the umpire in accordance with section 6.5 of the Procedures. In the event that any arbitrator or the umpire is not timely appointed hereunder, then, on the application of any party, such arbitrator shall be appointed in the manner provided for the selection of an umpire in section 6.7 of the Procedures. Each Party shall exchange eight names of qualified umpire or party-appointed arbitrator candidates and shall follow section 6.7 of the Procedures for selection of the default party-appointed arbitrator(s) or umpire.
(iii) Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (A) in the control of any Party or its parent, Affiliate, or agent, (B) a former director or officer of any Party or its parent, Affiliate, or agent, or (C) a likely witness in the arbitration. The requirement of impartiality includes a requirement that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been

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appointed by one of the Parties. The requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the Dispute or Disputes.
(iv) The first sentence of section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each Party submit concise written statements of position, including summaries of the facts and evidence a Party intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”
(v) Section 11.1 of the Procedures shall be replaced by the following provision: “Within such time periods and through a procedure determined by the Panel, the Parties may propound discovery seeking disclosure of such information or documents relevant to the dispute or necessary for the proper resolution of the dispute.”
(vi) Position statements may be amended at any reasonable time, but not later than the close of discovery, without a showing to the Panel that the amending Party could not reasonably have raised the new claim or issue at an earlier time.
(vii) The Panel shall hold an evidentiary hearing, if it deems that one is necessary, within one (1) year of the arbitration demand, unless the Parties jointly otherwise agree or the Panel determines that more time is needed to hold an evidentiary hearing, provided, that the failure of the Panel to meet this deadline shall not constitute a defense or objection to the enforcement of its award. Should a Party seek a reasonable extension to this time frame for good cause shown, the other Party’s agreement shall not be unreasonably withheld.
(viii) To the extent permitted by Law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.
(ix) The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing Party, as determined by the Panel.
(x) Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Reinsurance Agreement and the custom and practice of the property and casualty insurance and reinsurance industry. The Panel shall not be obligated to follow the strict rules of law and evidence.”
(b) Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article XVI, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by Section 16.2(a)(iv) and Sections 16.2(a)(viii) through 16.2(a)(x), shall apply in the event that, in a consolidated proceeding or otherwise, the Party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000). Sections 16.1, 16.2, 16.3 of the Alternative Streamlined Procedures shall not apply to the Alternative Streamlined Procedure hereunder. The second sentence of section 16.4 of the Alternative Streamlined Procedures shall also not apply; instead, the Parties agree to comply with section 6.7 of the Procedures to appoint a single umpire in an Alternative Streamlined Procedure as provided herein, and each Party shall exchange eight (8) names of qualified umpires to form the list to be used in section 6.7(a) of the Procedures. The single umpire appointed herein shall satisfy the requirements for an umpire set forth in Section 16.2(a)(iii).
(c) Hearing Location. The arbitration shall be held, and the award shall be rendered, in Hartford, Connecticut, unless the Parties mutually agree in writing to a different location.
(d) Confirmation. Either Party may apply to a court of competent jurisdiction, and any court where a Party or its assets are located (to whose jurisdiction the Parties consent for the purposes of enforcing and executing upon the award) for an order confirming any award of the Panel, or executing upon any such

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award. If the application for confirmation is contested and a judgment is issued confirming the award, then the Party against whom confirmation is sought shall pay the attorneys’ fees incurred by the Party who applied for the confirmation and all court costs of any such proceeding.
(e) Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent any participating Party from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the Parties participating in the arbitration pending the decision and award by the Panel. In any such action, (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Federal Courts of the United States and State Courts of the State of Connecticut located in Hartford County, Connecticut (the “Connecticut Courts”); (ii) each Party irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Connecticut Court; (iii) each of the Parties irrevocably consents to service of process in the manner provided for notices in Section 25.1 below, or in any other manner permitted by applicable Law; and (iv) EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY.
(f) Consolidated Proceedings. The Parties consent that any pending or contemplated arbitration hereunder may be consolidated with any prior arbitration arising under this arbitration agreement or an agreement to arbitrate set forth in any Transaction Documents for the purposes of efficiency and to avoid the possibility of inconsistent awards. An application for such consolidation may be made by any party to this Reinsurance Agreement to the Panel for the prior arbitration. The Panel to the prior arbitration shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that: (i) the issues in the arbitrations involve common questions of law or fact; (ii) no party to either arbitration shall be prejudiced, whether by delay or otherwise, by the consolidation; (iii) any party to the pending or contemplated arbitration that did not join an application for consolidation, or does not consent to such an application, is sufficiently related to the parties in the prior arbitration that their interests were sufficiently represented in the appointment of the tribunal for the prior arbitral tribunal; and (iv) consolidation would be more efficient than separate arbitral proceedings.
(g) Choice of Law. The governing Law set forth in Section 25.7 shall apply to this Article XVI.
ARTICLE XVII

SUBROGATION
The Reinsurer shall be subrogated to all rights of the Reinsured against any Person or other entity who may be legally responsible for Liabilities for which the Reinsurer shall actually pay, or become liable to pay, on or after the Inception Date (but only to the extent of the amount of payment by, or the amount of liability of, the Reinsurer and excluding any Billable Third Party Reinsurance). The rights of the Reinsurer and the obligations of the Reinsured under this Article XVII shall terminate at such time as the Reinsurer has paid under this Reinsurance Agreement an aggregate net amount in respect of Ultimate Net Loss equal to the Aggregate Limit.
ARTICLE XVIII

THIRD PARTY REINSURANCE AGREEMENTS
18.1 Third Party Reinsurance Agreements. The Third Party Reinsurance Agreements shall be administered in accordance with Article VI.

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18.2 Non-Contravention Exclusion.
(a) This Reinsurance Agreement shall exclude any liability to the extent that, in the Reinsured’s reasonable determination (which reasonable determination shall be made following consultation with the Reinsurer), the cession of such liability to the Reinsurer hereunder would cause the Reinsured to breach any term or condition of, or otherwise cause a reduction in the amount recoverable under, any Third Party Reinsurance Agreement.
(b) The amount of the reduction in financial benefit to the Reinsured as a result of the non-contravention provision shall be reimbursed pursuant to a separate Reimbursement Agreement, such amount shall serve to reduce the amount payable under this Reinsurance Agreement, such that the aggregate of the amounts paid under the two agreements shall not exceed the Reinsurer’s Aggregate Limit.
ARTICLE XIX

REINSURANCE CREDIT
19.1 Reinsurance Credit.
(a) The Reinsurer shall, at its own expense, be required to take all steps (including the posting of letters of credit or other acceptable security) necessary to comply with all applicable Laws in United States jurisdictions so as to permit the Reinsured to obtain full credit on its statutory financial statements (including any financial statements or portions thereof required in connection with maintaining its status as an accredited reinsurer or eligible surplus lines insurer) for the reinsurance provided by this Reinsurance Agreement in United States jurisdictions throughout the entire term of this Reinsurance Agreement to the extent that such credit is not otherwise available under such applicable Law. Any event that results in the Reinsured being unable to obtain full statutory financial statement credit for the reinsurance provided under this Reinsurance Agreement in any applicable United States jurisdiction at any point in time during the term of this Reinsurance Agreement shall be referenced herein as a “Reinsurance Credit Event.” The Reinsurer shall promptly notify the Reinsured of any event or change or condition that will reasonably likely result in a Reinsurance Credit Event.
(b) It is understood and agreed that any term or condition required by such applicable Law to be included in this Reinsurance Agreement for the Reinsured to receive full financial statement credit for the reinsurance provided by this Reinsurance Agreement shall be deemed to be incorporated into this Reinsurance Agreement by reference. Furthermore, the Parties agree to amend this Reinsurance Agreement or enter into other agreements or execute additional documents as needed to comply with the credit for reinsurance Laws and regulations and the relevant requirements of the applicable Governmental Authorities in all United States jurisdictions in which the Reinsured requires financial statement credit for the reinsurance provided by this Reinsurance Agreement. To the extent that any other agreements or additional documents are deemed by the Reinsurer to increase or accelerate its liabilities hereunder or otherwise adversely affect the economics of this Reinsurance Agreement as respects the Reinsurer, the Reinsurer shall be afforded the opportunity to investigate alternatives for accomplishing the financial statement credit objectives set forth herein; provided, however, that any such investigation of alternatives shall be conducted promptly and shall not cause the Reinsured to incur any statutory accounting penalty or otherwise fail to receive full financial statement credit in respect of the reinsurance provided hereunder in a timely manner.
(c) Notwithstanding anything else contained herein, under no circumstances shall the Reinsurer be required, at any time, to fund any trust or account in excess of an amount equal to one hundred two percent (102%) of the Remaining Aggregate Limit.
ARTICLE XX

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REGULATORY MATTERS
20.1 Regulatory Matters.
(a) If the Reinsured or the Reinsurer receives notice of, or otherwise becomes aware of any inquiry, investigation, examination, audit or proceeding by a Governmental Authority (other than a Tax Authority) relating to the Covered Liabilities, the Reinsured or the Reinsurer, as applicable, shall promptly notify the other Party thereof, whereupon the Parties shall cooperate to resolve such matter in accordance with the terms of this Reinsurance Agreement, as applicable.
(b) If the Reinsured or the Reinsurer receives notice of, or otherwise becomes aware of any enforcement action by a Governmental Authority (other than a Tax Authority) arising out of any inquiry, investigation, examination, audit or proceeding by such Governmental Authority, the Reinsured or the Reinsurer, as applicable, shall promptly notify the other Party thereof, and the Parties shall cooperate to resolve such matter.
(c) Notwithstanding any other provision of this Reinsurance Agreement to the contrary, the Reinsured shall retain ultimate authority with respect to the handling of all regulatory matters in respect of the Business Covered.
ARTICLE XXI

ACCESS TO RECORDS AND CONFIDENTIALITY
21.1 Access to Records. The Reinsurer shall have the right to review, at reasonable times and places at the Reinsurer’s own expense and subject to the confidentiality provision under Section 21.2, the Reinsured’s Books and Records. During any period when the Administrator is providing Run-Off Services, the Reinsured shall have the right to review, at reasonable times and places at the Reinsured’s expense and subject to the confidentiality provision under Section 21.2, the Reinsurer’s Books and Records. The Reinsurer’s access to records rights shall not include the right to access privileged materials in which such underlying matter is open, except to the extent that the Reinsurer can demonstrate need for access to such privileged and confidential materials and can establish that privilege will be protected with such reasonable cooperation of the Reinsured as may be requested by the Reinsurer.  In addition, the preparation of actuarial reports and analyses involves consultation with internal and external counsel, such that determinations of individual reserve levels including incurred-but-not reported reserves may disclose the Reinsured’s privileged determinations about the strengths of legal coverage defenses in individual matters.  To protect such privilege, information on reserves and incurred-but-not reported reserves shall be provided in aggregate and rolled up views.  The Parties will cooperate fully to protect such legal privilege to the greatest extent possible while providing reporting and substantiation for the reinsurance provided hereunder.
21.1 Confidentiality.
(a) The Parties (each, the “Receiving Party”) hereby covenant and agree, each on behalf of itself and on behalf of its Affiliates, that from and after the date hereof, the Receiving Party and its Affiliates will not disclose, give, sell, use or otherwise divulge any Confidential Information (as defined below) of the other Party (the “Disclosing Party”) or permit their respective Representatives to do the same, except that each Receiving Party may disclose such Confidential Information or portions thereof (i) if legally compelled to do so or as required in connection with an examination by an insurance regulatory authority, (ii) to the extent necessary for the performance of such Receiving Party’s obligations under this Reinsurance Agreement, (iii) to enforce the rights of such Receiving Party or its Affiliates under this Reinsurance Agreement, (iv) to those of such Receiving Party’s Affiliates, and to their respective Representatives in each case who need to know such information for the foregoing purposes, (v) as required under any applicable Law, (vi) as required by a Tax Authority to support a position taken on any Tax Return or (vii)

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as required by the rules of any stock exchange on which the stock of a Receiving Party’s Affiliate is traded, as applicable. If the Receiving Party or its Affiliates, or any of their respective Representatives become legally compelled to disclose any Confidential Information, the Receiving Party shall provide the Disclosing Party with prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other remedy or waive compliance with this Section 21.2(a). In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with this Section 21.2(a), the Receiving Party or its Affiliates, as applicable, shall furnish only that portion of Confidential Information which is legally required to be provided and exercise its commercially reasonable efforts to obtain assurances that appropriate confidential treatment will be accorded to the Confidential Information.
(b) The Receiving Party, on behalf of itself and on behalf of its Affiliates and their respective Representatives, acknowledges that a breach of its obligations under this Section 21.2 may result in irreparable injury to the Disclosing Party. In the event of the breach by Receiving Party or any of its Affiliates or their respective Representatives of any of the terms and conditions of this Section 21.2, the Disclosing Party shall be entitled to the remedies provided in Section 25.11, in addition to any other remedies available under this Reinsurance Agreement or otherwise available in equity or at law.
(c) For the purposes of this Reinsurance Agreement, “Confidential Information” means all confidential information (irrespective of the form of such information) of any kind, including any analyses, compilations, data, studies, notes, translations, memoranda or other documents, concerning the Disclosing Party or any of its Affiliates obtained directly or indirectly from the Disclosing Party or any of its Affiliates or Representatives in connection with the transactions contemplated by this Reinsurance Agreement, including any information regarding the Covered Liabilities or provisions or terms of this Reinsurance Agreement or the other related agreements to the extent confidential treatment is sought from any securities regulator for such information (provided that, notwithstanding the foregoing, each party may make such disclosures in its filings with the U.S. Securities and Exchange Commission as it believes are required), except information (i) which, at the time of the disclosure, was ascertainable or available to the public (other than as a result of a disclosure directly or indirectly by the Receiving Party or any of its Affiliates, or Representatives), (ii) that is or becomes available to the Receiving Party on a non-confidential basis from a source other than the Disclosing Party or any of its Affiliates, or Representatives; provided that, to the knowledge of such Receiving Party, such source was not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation owed to another Person, (iii) that the Receiving Party can establish is already in its possession or the possession of any of its Affiliates or Representatives (other than information furnished by or on behalf of the Disclosing Party) or (iv) that is independently developed by the Receiving Party or its Affiliates without the use or benefit of any information that would otherwise be Confidential Information.
(d) In addition, the Reinsurer hereby acknowledges and agrees that any personal information about individuals protected from disclosure (“Personal Information”) under any applicable state and federal privacy laws (including without limitation, statutes and regulations enacted pursuant to the Gramm-Leach-Bliley Act, Public Law 106-102) (“Privacy Laws”) will not be used or disclosed by the Reinsurer if prohibited by Privacy Laws. The Reinsurer confirms that it has in place written and up-to-date administrative, technical and physical safeguards to protect the security, integrity and confidentiality of Personal Information in accordance with all Privacy Laws to the extent relevant to this Reinsurance Agreement. Should the Reinsurer learn or have reason to believe that Personal Information has been disclosed in a manner contrary to Privacy Laws, the Reinsurer, upon learning of such disclosure, shall give the Reinsured immediate written notice of such disclosure to allow the Reinsured to evaluate its potential rights, and the Reinsurer, at its own expense, shall take immediate action to remedy any such disclosure as required by law.
ARTICLE XXII

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PUBLICITY
    Except as required by applicable Law or stock exchange rules or regulations, none of the Parties shall issue any press release or public announcement concerning this Agreement, or the transactions contemplated hereby, without obtaining the advanced notice and consent of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed. The Parties shall cooperate with each other in making any release or announcement.
ARTICLE XXIII

ERRORS AND OMISSIONS
Inadvertent delays, errors or omissions made in connection with this Reinsurance Agreement or any transaction hereunder shall not relieve either Party from any liability which would have attached had such delay, error or omission not occurred, provided that such error or omission is rectified as soon as possible after discovery, and, provided, further, that the Party making such error or omission or responsible for such delay shall be responsible for any additional Liability which attaches as a result. If (a) the failure of either Party to comply with any provision of this Reinsurance Agreement is unintentional or the result of a misunderstanding or oversight and (b) such failure to comply is promptly rectified, both Parties shall be restored as closely as possible to the positions they would have occupied if no error or oversight had occurred.
ARTICLE XXIV

REINSURANCE ALLOCATION
Payments of Ultimate Net Loss under this Reinsurance Agreement shall be allocated to each of the entities comprising the Reinsured in the order in which claims for payment are presented, regardless of which entity comprising the Reinsured experiences the loss. All payments to Hartford Fire Insurance Company by the Reinsurer are deemed paid to and received by the Reinsureds.
ARTICLE XXV

MISCELLANEOUS PROVISIONS
25.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day),

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or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:
If to the Reinsured:
National Indemnity Company
1314 Douglas Street, Suite 1400
Omaha, NE 68102-1944
Attn: Treasurer
With copies to (for information purposes only):
Berkshire Hathaway Reinsurance Division
100 First Stamford Place
Stamford, CT 06902
Attn: General Counsel
If to the Reinsurer:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Chief Claims Officer
With copies to:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Head of Reinsurance Law
Any Party may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other Party.
25.2 Entire Agreement. This Reinsurance Agreement (including the exhibits and schedules hereto) and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and thereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.
25.3 Waiver and Amendment. This Reinsurance Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. No waiver of any breach of this Reinsurance Agreement shall be held to constitute a waiver of any other or subsequent breach.
25.4 Successors and Assigns. The rights and obligations of a Party under this Reinsurance Agreement shall not be subject to assignment without the prior written consent of the other Party, and any attempted assignment without the prior written consent of the other Party shall be invalid ab initio. The terms of this Reinsurance Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties.

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25.5 Waiver of Duty of Utmost Good Faith. Each Party absolutely and irrevocably waives resort to the duty of “utmost good faith” or any similar principle in connection with the negotiation or execution of this Reinsurance Agreement. The Reinsurer acknowledges and agrees that it is entering into this Reinsurance Agreement notwithstanding the existence or substance of any information not disclosed to it by the Reinsured and that, except to the extent covered by an express representation or warranty contained in this Reinsurance Agreement, the Reinsurer is assuming the risk of the existence and substance of any such information. Notwithstanding anything in this Reinsurance Agreement to the contrary, each Party agrees that it does not waive the duty of “utmost good faith” or any similar principle relating to the conduct of the Parties after the Inception Date.
25.6 Construction; Interpretation. The Reinsured and the Reinsurer have participated jointly in the negotiation and drafting of this Reinsurance Agreement. In the event any ambiguity or question of intent or interpretation arises, this Reinsurance Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Reinsurance Agreement. Interpretation of this Reinsurance Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recitals, Article, Section, paragraph, Annex and Exhibit are references to the Preamble, Recitals, Articles, Sections, paragraphs, Annexes and Exhibits to this Reinsurance Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Reinsurance Agreement as a whole and not to any specific Section; (g) the headings and table of contents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Reinsurance Agreement; (h) whenever the last day for the exercise of any right or the discharge of any duty under this Reinsurance Agreement falls on other than a Business Day, the Party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other Law include a reference to (i) the corresponding rules and regulations and (ii) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; (k) references to any section of any statute, listing rule, rule, standard, regulation or other Law include any successor to such section; (l) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (m) references to any contract or agreement (including this Reinsurance Agreement) are to such contract or agreement as amended, modified, supplemented or replaced from time to time, unless otherwise stated; (n) references to writing shall include any modes of reproducing words in any legible form and shall include email and facsimile; and (o) the words “paid” and “received” with respect to any item shall mean that the liability on the items has been discharged as of such time, whether by payment, by offset or otherwise and the amount of the liability that is “paid” or “received”, as applicable, shall be measured by the amount of the consideration given for discharging the liability, not by the carrying value of the liability prior to discharge.
25.7 Governing Law and Jurisdiction. This Reinsurance Agreement shall be governed by and construed in accordance with the Laws of the State of Connecticut without regard to such state’s principles of conflict of laws that could compel the application of the Laws of another jurisdiction.
25.8 No Third Party Beneficiaries. Nothing in this Reinsurance Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Reinsurance Agreement or any provision contained herein.
25.9 Counterparts. This Reinsurance Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by one, but together signed by both of the Parties. Each counterpart may be delivered by facsimile transmission or email, which transmission shall be deemed delivery of an originally executed document.

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25.10 Severability. Any term or provision of this Reinsurance Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Reinsurance Agreement or affecting the validity or enforceability of any of the terms or provisions of this Reinsurance Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Reinsurance Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Reinsurance Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
25.11 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be irreparably damaged in the event that any of the provisions of this Reinsurance Agreement were not performed or complied with in accordance with its specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Reinsurance Agreement by the other Party and to enforce specifically this Reinsurance Agreement and the terms and provisions hereof in any action instituted in accordance with Article XVI, in addition to any other remedy to which such Party may be entitled, at law or in equity, without being required to post bond or furnish other security. In the event that any action is brought in equity to enforce the provisions of this Reinsurance Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (i) by seeking the remedies provided for in this Section 25.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Reinsurance Agreement, including monetary damages in the event that this Reinsurance Agreement has been terminated or in the event that the remedies provided for in this Section 25.11 are not available or otherwise are not granted and (ii) nothing contained in this Section 25.11 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 25.11 before exercising any termination right under Article IX nor shall the commencement of any action pursuant to this Section 25.11 or anything contained in this Section 25.11 restrict or limit any Party’s right to terminate this Reinsurance Agreement in accordance with the terms of Article IX or pursue any other remedies under this Reinsurance Agreement that may be available then or thereafter.
25.12 Agent. Hartford Fire Insurance Company (together with any of its successors) shall be deemed to be and is hereby designated and appointed as the agent of the Reinsured for purposes of sending or receiving notices and all communications required under this Reinsurance Agreement and for remitting and/or receiving any amounts due any party to this Reinsurance Agreement . The Reinsurer and Reinsured hereby agree that the Reinsured shall be entitled to appoint an alternative party to act as agent on behalf of the Reinsureds in substitution for Hartford Fire Insurance Company (“the Substitute Agent”) at any time upon giving 30 days’ written notice to the Reinsurer (and the Reinsurer shall have no right to object to such appointment) provided always that the Substitute Agent (i) is a wholly-owned subsidiary of The Hartford Financial Services Group, Inc., and (ii) undertakes in writing to the Reinsurer to be bound by the above terms (as if references to Hartford Fire Insurance Company were references to the Substitute Agent). Following expiry of the 30 day notice period, and subject to the Reinsurer having received the Substitute Agent’s written undertaking to be bound by the above terms, the Substitute Agent shall act as the agent of the Reinsureds in place of Hartford Fire Insurance Company.. All payments to Hartford Fire Insurance Company by the Reinsurer are deemed paid to and received by the Reinsured so long as the foregoing agency is in effect.
25.13 Incontestability. Each Party hereby acknowledges that this Reinsurance Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability of this Reinsurance Agreement or any of the provisions hereof. This Reinsurance Agreement shall not be subject to rescission.

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25.14 Currency. All financial data required to be provided pursuant to the terms of this Reinsurance Agreement shall be expressed in United States dollars. All payments and all settlements of account between the Parties shall be in United States currency unless otherwise agreed by the Parties.
(The remainder of this page has been intentionally left blank.)
IN WITNESS WHEREOF, the Parties hereby execute this Reinsurance Agreement as of the day and year first set forth above.

HARTFORD FIRE INSURANCE COMPANY, for and on behalf of itself and the Hartford Fire Pool Companies set forth on Annex 1 hereto

By:         /s/ John J. Kinney
    Name:    John J. Kinney
    Title:    Executive Vice President

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FIRST STATE INSURANCE COMPANY, for and on behalf of New England Insurance Company and New England Reinsurance Corporation

By:         /s/ Michael Hotaling
Name:    Michael Hotaling
    Title:    President

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[Signature Page – Aggregate Excess of Loss Reinsurance Agreement]

NATIONAL INDEMNITY COMPANY

By:         /s/ Brian G. Snover
Name:    Brian G. Snover
Title:    Senior Vice President

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[Signature Page – Aggregate Excess of Loss Reinsurance Agreement]

Exhibit A
Collateral Trust Agreement

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EXECUTION COPY

TRUST AGREEMENT

by and among

HARTFORD FIRE INSURANCE COMPANY
(hereinafter referred to as the “Beneficiary”),

NATIONAL INDEMNITY COMPANY
(hereinafter referred to as the “Grantor”)

and

WELLS FARGO BANK, N.A.
(hereinafter referred to as the “Trustee”)

December 30, 2016

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TABLE OF CONTENTS

Page
Article I
DEFINITIONS

Section 1.1	Definitions	7
Section 1.2	Interpretation	9

Article II
MODIFICATION UPON OCCURRENCE OF COLLATERAL TRIGGERING EVENT

Section 2.1	Collateral Triggering Event	10

Article III
MODIFICATION UPON A REINSURANCE CREDIT EVENT

Section 3.1	Reinsurance Credit Event	10

Article IV
CREATION OF TRUST ACCOUNT

Article V
MAINTENANCE OF THE TRUST

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Article VI
RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS

Article VII
DUTIES OF THE TRUSTEE

Article VIII
TERMINATION

Section 8.1	Termination	19
Section 8.2	Disposition of Assets Upon Termination	19

Article IX

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GENERAL PROVISIONS

Article X

DISPUTE RESOLUTION

Section 10.1	Negotiation	22
Section 10.2	Arbitration	22

Article XI
EFFECTIVE DATE AND EXECUTION

Appendix A	Trust Provisions Following a Reinsurance Credit Event

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TRUST AGREEMENT
    THIS TRUST AGREEMENT (this “Trust Agreement”) is made and entered into as of December 30, 2016, by and among Hartford Fire Insurance Company, a Connecticut stock property and casualty insurance company (the “Beneficiary”), National Indemnity Company, a Nebraska stock property and casualty insurance company (the “Grantor”), and Wells Fargo Bank, N.A., as trustee (hereinafter referred to as “Trustee”, and together with the Beneficiary and the Grantor, the “Parties”).
WITNESSETH:
    WHEREAS, the Beneficiary and the Grantor have entered into that certain Aggregate Excess of Loss Reinsurance Agreement of even date herewith (the “Reinsurance Agreement”), whereby, subject to the terms and conditions thereof, they have agreed that the Beneficiary will cede to the Grantor, and the Grantor will reinsure, the Reinsured Liabilities (subject, in the case of Ultimate Net Loss reinsured by the Grantor thereunder, to the Aggregate Limit);
    WHEREAS, the Reinsurance Agreement contemplates that the Grantor and the Beneficiary enter into this Trust Agreement whereby the Grantor creates a trust to hold assets as security for the satisfaction of the obligations of the Grantor to the Beneficiary under this Trust Agreement with respect to the Reinsured Liabilities; and
    WHEREAS, the Parties intend that, in the event of a Reinsurance Credit Event, certain provisions of this Trust Agreement shall cease to be effective, and other provisions shall be effective thereafter, as described in Article III.
    NOW, THEREFORE, the Grantor, the Beneficiary and the Trustee, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and upon the terms and conditions hereinafter set forth, agree as follows:

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ARTICLE I
DEFINITIONS
Section 1.1 Definitions.
The following terms, when used in this Trust Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.
(a) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
(b) “Aggregate Limit” has the meaning set forth in the Reinsurance Agreement.
(c) “Assets” means the assets held in the Trust Account, including, as applicable, Eligible Investments and Permitted Investments.
(d) “Beneficiary” has the meaning set forth in the Preamble.
(e) “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Hartford, Connecticut or New York are required or authorized by Law to be closed.
(f) “Ceded Reserves” means, as of any date of determination, the aggregate gross Reserves of the Beneficiary, as determined by the Beneficiary, for Reinsured Liabilities in respect of Ultimate Net Loss (taking into account the Aggregate Limit) payable by the Beneficiary in excess of the Retention.
(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(h) “Collateral Reduction Event” has the meaning set forth in Section 2.1(c).
(i) “Collateral Triggering Agreement” means any agreement entered into by the Grantor at any time after the date hereof with any party and with an effective date after the date hereof, which contains a provision requiring the Grantor to post collateral (whether by the procurement of a letter of credit, the establishment of a collateral trust or any other means) for the benefit of the counterparty to such agreement upon the occurrence of certain specified events, changes or conditions. For the avoidance of doubt, any agreement which requires the establishment of collateral at the time such agreement becomes effective absent any other triggering events shall not be considered a Collateral Triggering Agreement.
(j) “Collateral Triggering Event” has the meaning set forth in Section 2.1(a).
(k) “Connecticut Courts” has the meaning set forth in Section 10.2(e).
(l) “Dispute” has the meaning set forth in Section 10.1.
(m) “Dispute Notice” has the meaning set forth in Section 10.1.
(n) “Eligible Investments” means, with respect to Assets conforming to the provisions of this Trust Agreement prior to the occurrence of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of Grantor’s domiciliary state for property and casualty insurance companies; provided, however, that no Eligible Investments may be issued by an institution that is the parent, subsidiary or Affiliate of the Grantor; and provided, further, no single Eligible Investment (except cash) shall comprise more than twenty-five

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percent (25%) of the Assets in the Trust Account. All Eligible Investments deposited in the Trust Account shall be free of all liens, charges and encumbrances at the time so deposited.
(o) “Governmental Authority” means any government, political subdivision, court, board, commission, regulatory or administrative agency or other instrumentality thereof, whether federal, state, provincial, local or foreign and including any regulatory authority which may be partly or wholly autonomous.
(p) “Grantor” has the meaning set forth in the Preamble.
(q) “Initial Security Amount” has the meaning set forth in Section 4.1(a).
(r) “Insurance Commissioner” means the Governmental Authority responsible for the regulation of insurance companies in the jurisdiction in which the Beneficiary is domiciled.
(s) “Law” means any domestic or foreign, federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative or judicial interpretations or policies issued by any Governmental Authority pursuant to any of the foregoing, and any applicable order, writ, injunction, directive, judgment, stipulation, determination, award or decree of a court of competent jurisdiction or any other Governmental Authority.
(t) “Panel” has the meaning set forth in Section 10.2(a).
(u) “Parties” has the meaning set forth in the Preamble.
(v) “Permitted Investments” means, with respect to Assets conforming to the provisions of this Trust Agreement upon the occurrence of a Reinsurance Credit Event, cash and any investments of the types permitted under the laws and regulations of the Beneficiary’s domiciliary state or country for trusts providing full statutory financial statement credit as an admitted asset for reinsurance ceded by property and casualty insurance companies to a reinsurer licensed in such state, provided, however, that no Permitted Investments may be issued by an institution that is the parent, subsidiary or Affiliate of the Grantor. All Permitted Investments deposited in the Trust Account shall be free of all liens, charges or encumbrances at the time so deposited.
(w) “Person” means any natural person, corporation, partnership, limited liability company, trust, joint venture or other entity, including any Governmental Authority.
(x) “Procedures” has the meaning set forth in Section 10.2(a).
(y) “Quarterly Certification” has the meaning set forth in Section 5.3.
(z) “Reinsurance Agreement” has the meaning set forth in the Recitals.
(aa) “Reinsurance Credit Event” has the meaning set forth in the Reinsurance Agreement.
(bb) “Reinsurance Credit Event I” has the meaning set forth in the Reinsurance Agreement.
(cc) “Reinsurance Credit Event II” has the meaning set forth in the Reinsurance Agreement.
(dd) “Reinsurance Credit Event Certification” has the meaning set forth in Section 3.1(a).
(ee) “Reinsurance Premium” has the meaning set forth in the Reinsurance Agreement.
(ff) “Reinsured Contracts” has the meaning set forth in the Reinsurance Agreement.

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(gg)    “Required Amount” means, as of any date of determination, an amount equal to the lesser of (i) Ceded Reserves and (ii) the Aggregate Limit less the aggregate net amount paid by the Grantor under the Reinsurance Agreement in respect of Ultimate Net Loss, in each case, as calculated as of such date of determination.
(hh) “Reserves” means, with respect to any Person, as required by SAP or applicable Law of the jurisdiction of domicile of such Person, reserves, funds or provisions for losses (including reserves for losses incurred but not reported), claims, unearned premiums, benefits, costs and expenses (including allocated loss adjustment expenses).
(ii) “SAP” has the meaning set forth in the Reinsurance Agreement.
(jj) “Security Amount” means, as of any date of determination, (i) prior to the occurrence of a Collateral Triggering Event, an amount equal to the Initial Security Amount less the aggregate net amount paid by the Grantor under the Reinsurance Agreement in respect of Ultimate Net Loss and (ii) from and after the occurrence of a Collateral Triggering Event, an amount equal to the Required Amount, in each case, as calculated as of such date of determination.
(kk) “Third Party Appraiser” means an independent appraisal firm which is mutually acceptable to the Grantor and the Beneficiary, or, if Grantor and Beneficiary cannot agree on such an appraisal firm, an independent appraisal firm selected by the Parties’ respective accountants.
(ll) “Trust” means the trust formed hereunder, including such trust following a Reinsurance Credit Event.
(mm) “Trust Account” has the meaning set forth in Section 4.1(a).
(nn) “Trust Agreement” has the meaning set forth in the Preamble.
(oo) “Trustee” has the meaning set forth in the Preamble.
(pp) “Ultimate Net Loss” has the meaning set forth in the Reinsurance Agreement.
Section 1.2 Interpretation. When references are made in this Trust Agreement to the terms “Preamble”, “Recitals”, “Article”, “Section”, “paragraph”, “Schedule” or “Exhibit”, such references shall be to the Preamble, Recitals, Articles, Sections, paragraphs, Schedules and Exhibits of this Trust Agreement unless otherwise clearly indicated to the contrary. The Article and Section headings and table of contents contained in this Trust Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect in any way the meaning or interpretation of this Trust Agreement. References to “$” shall mean U.S. dollars. Whenever the words “include,” “includes” or “including” or words of similar import are used in this Trust Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise stated. The words “hereof,” “herein,” “hereunder,” “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. The meaning assigned to each term used in this Trust Agreement shall be equally applicable to both the singular and the plural forms of such term and to both the masculine as well as the feminine and neuter genders of such term. The word “or” shall not be exclusive. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or replaced, including by waiver or consent. References to any section of any statute, listing rule, rule, standard, regulation or other Law include a reference to (a) any comparable successor statutes to such section, (b) the corresponding rules and regulations and (c) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. Whenever the last day for the exercise of any right or the discharge of any duty under this Trust Agreement falls on other than a Business Day, the Party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty. References to a Person are also to its predecessors, successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns. References to writing shall include all modes of reproducing words in any legible form and shall include email and facsimile. The words “paid” and “received” with respect to any item shall mean that the liability

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on the items has been discharged as of such time, whether by payment, by offset or otherwise and the amount of the liability that is “paid” or “received”, as applicable, shall be measured by the amount of the consideration given for discharging the liability, not by the carrying value of the liability prior to discharge.
ARTICLE II

MODIFICATION UPON OCCURRENCE OF COLLATERAL TRIGGERING EVENT
Section 2.1 Collateral Triggering Event.
(a) If, at any time after the date hereof, the Grantor is required to post collateral pursuant to the terms of one or more Collateral Triggering Agreements as a result of the occurrence of one or more events, changes or conditions specified in such Collateral Triggering Agreements, and the amount of collateral required to be posted by the Grantor pursuant to such Collateral Triggering Agreement(s) is reasonably expected by the Grantor to equal, either on an individual or aggregate basis, one billion dollars ($1,000,000,000) or more (such event, the “Collateral Triggering Event”), then the Grantor shall promptly notify the Beneficiary of the Collateral Triggering Event and take the following additional actions as set forth in this Section 2.1.
(b) Upon the occurrence of a Collateral Triggering Event, all references in this Trust Agreement to “Security Amount” shall be modified in accordance with its definition to give effect to such Collateral Triggering Event. In addition, as soon as is practicable, but no later than contemporaneously with the first posting of the collateral under any Collateral Triggering Agreement that results in the Grantor posting one billion dollars ($1,000,000,000) or more of collateral either on an individual or aggregate basis, the Grantor shall deposit such additional assets into the Trust Account so that the aggregate fair market value of the Eligible Investments or Permitted Investments, as applicable, in the Trust Account equals the newly computed Security Amount.
(c) Until such time as (i) all events, changes or conditions that gave rise to the collateral requirement under each of the Collateral Triggering Agreements cease to exist or apply and (ii) the Grantor has withdrawn or reduced the aggregate amount of collateral posted under Collateral Triggering Agreements ((i) and (ii) together, the “Collateral Reduction Event”), the Grantor shall ensure that the Trust Account shall hold at all times Eligible Investments or Permitted Investments, as applicable, with a fair market value of no less than one hundred percent (100%) of the Security Amount (computed per clause (ii) of Section 1.1(jj)); provided, however, if a Collateral Reduction Event has occurred, the Security Amount shall be reduced by a percentage that is proportionate to each percentage reduction of all collateral posted under the Collateral Triggering Agreements; provided, further, however, in no event shall the Security Amount be reduced to an amount less than one hundred percent (100%) of the Security Amount (as defined in clause (i) of Section 1.1(jj)); and provided, further, in no event shall the Security Amount be reduced by reason of the withdrawal or reduction of the aggregate amount of collateral posted under any Collateral Triggering Agreement to the extent that the withdrawn collateral was applied to satisfy the obligations secured thereby.
ARTICLE III
MODIFICATION UPON A REINSURANCE CREDIT EVENT
Section 3.1 Reinsurance Credit Event.
(a) Notwithstanding anything in this Trust Agreement to the contrary, in the event the Beneficiary provides a written notice to the Trustee (and contemporaneous notice to the Grantor) certifying that a Reinsurance Credit Event has occurred (such notice, the “Reinsurance Credit Event Certification”), upon receipt of such certification by the Trustee, the provisions set forth in Sections 4.1, 4.2, 5.1(a), 5.3, 6.1, 6.2, 6.3, 7.2, 7.5, 7.6, 7.9, 7.12, 7.13 and 9.2 hereof shall automatically be replaced by the provisions set forth in

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Appendix A hereof for the equivalent Sections and thereafter not be effective, and the provisions set forth in Appendix A shall automatically become effective without further action. In addition, any other provisions required under Law and regulations governing trusts providing full statutory financial statement credit for reinsurance ceded by property and casualty insurance companies in the United States to the extent applicable to the Beneficiary, shall be incorporated herein. Notwithstanding the foregoing, the Trust created hereunder shall continue in existence.
(b) Following a Reinsurance Credit Event I, or a Reinsurance Credit Event II that is not cured to the satisfaction of the Beneficiary in accordance with Section 10.6(a)(iii) of the Reinsurance Agreement, the Grantor shall be required to replace the Assets held in the Trust Account that are not Permitted Investments with Assets that are Permitted Investments within five (5) Business Days following the receipt by the Grantor of the Reinsurance Credit Event Certification. Simultaneously with such replacement of the Assets, the Grantor shall deposit into the Trust Account sufficient additional Assets so that the aggregate fair market value of the Permitted Investments in the Trust Account equals the Required Amount.
(c) The provisions set forth in Appendix A shall remain effective only for so long as a Reinsurance Credit Event, or event, change or condition giving rise to the Reinsurance Credit Event, is continuing. The Beneficiary shall consent to any appropriate modifications or reductions reasonably necessary to effect the reversion of terms.
ARTICLE IV

CREATION OF TRUST ACCOUNT
Section 4.1 Obligations of the Beneficiary and the Grantor.
(a) Prior to the execution of this Trust Agreement, the Grantor shall have procured with the Trustee, in the name of the Trustee, to be held for the sole benefit of the Beneficiary pursuant to the provisions of this Trust Agreement, a segregated trust account maintained by the Trustee with account number 77193800 (which shall be hereinafter referred to as the “Trust Account”). Within 5 Business Days of receipt of the Reinsurance Premium, (i) the Grantor shall transfer and assign to such Trust Account Assets consisting of Eligible Investments in the aggregate amount of the Reinsurance Premium (the “Initial Security Amount”).
(b) Unless there is a Collateral Triggering Event or a Reinsurance Credit Event, the Grantor shall not be required to transfer and assign additional assets to the Trust Account after the date hereof. Upon the occurrence of a Collateral Triggering Event, the Grantor shall transfer and assign such additional assets to the Trust Account in accordance with Section 2.1(b). Thereafter, until such time as the condition giving rise to the Collateral Triggering Event ceases to exist or apply, the Grantor shall ensure that the Trust Account shall hold Eligible Investments at all times with a fair market value of no less than one hundred percent (100%) of the Security Amount.
Section 4.2 Purpose of the Trust.
(a) The Assets in the Trust Account shall be held by the Trustee for the sole purpose of satisfying any obligations of the Grantor to the Beneficiary with respect to the Reinsured Liabilities under the Reinsurance Agreement.
(b) The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.

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Section 4.3 Grantor Trust for United States Federal Income Tax Purposes. The Trust Account shall be treated as a grantor trust (pursuant to sections 671 through 677 of the Code) for United States federal income tax purposes. The Grantor shall constitute the grantor (within the meaning of sections 671 and 677 of the Code) and, thus, any and all income derived from the Assets held in the Trust shall constitute income or gain of the Grantor as the owner of such Assets.
Section 4.4 Designation of Agents. Except as otherwise expressly provided in this Trust Agreement, any statement, certificate, notice, request, consent, approval, or other instrument to be delivered or furnished by the Grantor or the Beneficiary shall be sufficiently executed if executed in the name of the Grantor or the Beneficiary by such officer or officers of the Grantor or the Beneficiary or by such other agent or agents of the Grantor or the Beneficiary as may be designated in a resolution of the Board of Directors of the Grantor or the Beneficiary or Committee thereof or a letter of advice issued by the President, Secretary or Treasurer of the Grantor or the Beneficiary, as applicable. Written notice of such designation by the Grantor or the Beneficiary shall be filed with the Trustee. The Trustee shall be protected in acting upon any written statement or other instrument made by such officers or agents of the Grantor or the Beneficiary with respect to the authority conferred on it.
Section 4.5 Title to Assets. Title to any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be recorded in the name of the Trustee. The out-of-pocket costs of transfers of title between the Grantor and the Trustee for initial deposits to the Trust Account shall be shared equally by the Grantor and the Beneficiary, and the Grantor shall use reasonable efforts to limit such costs. The out-of-pocket costs of transfers of title between the Grantor and the Trustee for any substitution of Assets pursuant to Section 5.1(a) shall be paid by the Grantor. The Beneficiary shall not have legal title to any part of the Assets, but shall have an undivided beneficial interest in all Assets.
ARTICLE V

MAINTENANCE OF THE TRUST
Section 5.1 Substitution of Trust Account Assets.
(a) The Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Eligible Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for in this Section 5.1(a), the Grantor shall certify to the Trustee and Beneficiary that such substitution or exchange meets the requirements of this Section 5.1(a). The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiary prompt written notice of any substitution made pursuant hereto.
(b) The Grantor shall, prior to depositing any Assets into the Trust Account, and from time to time as required, execute all assignments and endorsements in blank, or transfer legal title to the Trustee of all shares, obligations or any other assets requiring assignment in order that the Trustee, upon direction of the Beneficiary, may whenever necessary negotiate any such assets without consent or signature from the Grantor or any other Person.
Section 5.2 Valuation of Assets. The Grantor shall determine the fair market value of any Assets in the Trust Account. In making this determination, the Grantor shall use prices published by a nationally recognized pricing service for Assets for which such prices are available, and for Assets for which such prices are not available, the Grantor shall use methodologies consistent with those that it uses for determining the fair market value of assets held in its own general account (other than the Assets) in the ordinary course of business.

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Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiary (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Security Amount as of the calendar quarter end and the aggregate fair market value of the Eligible Investments held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiary shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Security Amount or the Grantor’s valuation of any Asset. If the Parties are able to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Security Amount. If the Parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the Parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Article X. Upon resolution of such dispute, the Parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Security Amount as resolved through such Third Party Appraiser or arbitration. The Grantor shall permit the Beneficiary to audit its records in order to determine the Grantor’s compliance with this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiary in connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by email) in a manner which does not unreasonably interfere with the business or operations of the Grantor.
ARTICLE VI

RELEASE AND ADJUSTMENT OF TRUST ACCOUNT ASSETS
Section 6.1 Adjustment of Trust Account Assets.
(a) The Security Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3 hereof.
(b) Following the occurrence of a Collateral Triggering Event, if the aggregate fair market value of the Eligible Investments maintained in the Trust Account as of any calendar quarter end is less than the Security Amount (computed taking into account the occurrence of the Collateral Triggering Event) as of such calendar quarter end, then within five (5) Business Days the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Eligible Investments held in the Trust Account is no less than one hundred percent (100%) of the Security Amount as of the immediately prior calendar quarter end.
(c) If, following a Collateral Triggering Event, the event, change or condition which gave rise to the collateralization requirement ceases to exist or apply, then the Security Amount shall thereafter (until the occurrence of a further Collateral Triggering Event) be computed without regard to such Collateral Triggering Event.
Section 6.2 Release of Trust Account Assets to the Beneficiary.
(a) The Parties agree that, by transmittal of prior written notice to the Trustee (with a copy to the Grantor) not less than five (5) Business Days in advance of the requested withdrawal, Collateral Trust Assets may be withdrawn by the Beneficiary and utilized and applied by the Beneficiary, or any successor by operation of law of the Beneficiary, including any liquidator or rehabilitator, receiver or conservator of the Beneficiary, without diminution because of insolvency on the part of the Beneficiary, only for one or more of the following purposes:

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(i) to pay or reimburse the Beneficiary for Reinsured Liabilities due and payable to the Beneficiary under the terms and conditions of the Reinsurance Agreement and not yet recovered from the Grantor or the Collateral Trust Account;
(ii) to pay any other amounts the Beneficiary claims are due under the Reinsurance Agreement and not yet recovered from the Grantor or the Collateral Trust Account; and
(iii) to pay to the Grantor amounts held in the Collateral Trust Account in excess of the Security Amount.
(b) Notwithstanding the foregoing, the Beneficiary shall only withdraw Collateral Trust Assets under Section 6.2(a)(i) or 6.2(a)(ii) pursuant to the terms of a final order of an arbitration panel or court of competent jurisdiction with which the Grantor has failed to comply, and if it includes such final order of an arbitration panel or court of competent jurisdiction with the written notice provided thereunder. If the Grantor contests the validity of the arbitration order by notice to the Beneficiary, the Grantor may challenge the validity of the withdrawal order in a court of competent jurisdiction. During the pendency of such litigation, notice of withdrawal shall not be effective except as ordered by the court in which the litigation is pending.
(c) The Beneficiary shall return to the Collateral Trust Account, within five (5) Business Days, assets withdrawn in excess of all amounts due under Sections 6.2(a)(i) and 6.2(a)(ii), and, to the extent not yet actually paid to the Grantor, 6.2(a)(iii). Any such excess amounts shall at all times be held by the Beneficiary (or any successor by operation of law of the Beneficiary, including any liquidator, rehabilitator, receiver or conservator of the Beneficiary) in trust for the benefit of the Grantor and be maintained in a segregated account, separate and apart from any assets of the Beneficiary, for the sole purpose of funding the payments and reimbursements described in Section 6.2(a).
Section 6.3 Release of Trust Account Assets to the Grantor.
(a) The Grantor agrees that all proceeds from the sale or substitution of the Assets in the Trust Account and the collection of interest, dividends and other income in respect to the Assets in the Trust Account shall be retained in the Trust Account and shall not be released to the Grantor, except in accordance with the provisions set forth in subparagraphs (b) and (c) in this Section 6.3.
(b) Commencing at the seventh anniversary of the date hereof or prior thereto upon the written consent of the Beneficiary, at any calendar quarter end following the delivery of the Quarterly Certification as to which there is no dispute outstanding between the Grantor and the Beneficiary, in the event the aggregate fair market value of the Eligible Investments maintained in the Trust Account exceeds one hundred fifty (150%) of the Ceded Reserves, calculated in accordance with SAP as of such calendar end, then by transmittal of fourteen (14) calendar days’ prior written notice to the Trustee and the Beneficiary, the Grantor may direct the Trustee to withdraw from the Trust Account and transfer to the Grantor Assets having a fair market value equal to the amount of such excess; provided, however, following a Collateral Triggering Event, the Grantor shall be permitted to withdraw Assets from the Trust Account pursuant to this Section 6.3(b) only to the extent that the aggregate fair market value of the Eligible Investments remaining in the Trust Account after such withdrawal is not less than one hundred percent (100%) of the Security Amount. The Trustee shall promptly comply with such notice.
ARTICLE VII

DUTIES OF THE TRUSTEE

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Section 7.1 Acceptance of Assets by the Trustee.
(a) The Trustee shall not accept any Assets (other than cash) for deposit into the Trust Account unless the Trustee determines that it is or will be the registered owner of and holder of legal title to the Assets or that such Assets are in such form that the Trustee may, if applicable to such asset class, negotiate any such Assets, without consent or signature from the Grantor or any other Person. Any Assets received by the Trustee which, if applicable to such asset class, are not in such proper negotiable form or for which title has not been transferred to the Trustee shall not be accepted by the Trustee and shall be returned to the Grantor as unacceptable.
(b) The Trustee and its lawfully appointed successors is and are authorized and shall have the power to receive such Assets as the Grantor (or the Beneficiary on behalf of the Grantor) from time to time may transfer or remit to the Trust Account and to hold and dispose of the same for the uses and purposes and in the manner and according to the provisions herein set forth. All such Assets at all times shall be maintained as a trust account, separate and distinct from all other assets on the books and records of the Trustee, and shall be continuously kept in a safe place within the United States.
Section 7.2 Investment by the Trustee. The Trustee shall, at the prior written direction of the Grantor or its designated investment advisor, invest Assets held in the Trust Account in Eligible Investments. Any investment of Assets other than in Eligible Investments shall require that the Grantor obtain the prior written direction and approval of the Beneficiary and that the Grantor deliver such prior written direction and approval of the Beneficiary to the Trustee. Any deposit or investment directed by the Grantor or its investment advisor shall constitute a certification to the Trustee that the assets deposited or to be purchased pursuant to such directions are Eligible Investments. The Trustee shall be under no duty or responsibility to confirm that such investments constitute or continue to be Eligible Investments. Wells Fargo Government Money Market Fund is deemed to be an Eligible Investment.
Section 7.3 Collection of Interest and Dividends; Voting Rights. The Trustee is hereby authorized, without prior notice to the Grantor or the Beneficiary, to demand payment of and collect all interest or dividends on the Assets comprising the Trust Account if any. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be deposited promptly upon receipt by the Trustee into the Trust Account. Subject to the other provisions of this Trust Agreement, the Grantor shall have the full and unqualified right to direct the Trustee to vote, and to execute consents, bond powers, stock powers, mortgage and title instruments and other instruments of transfer, pledge and release with respect to any Assets comprising the Trust Account. The Grantor and the Beneficiary agree that, for tax reporting purposes, all interest or other income earned from the investment of the Assets in any tax year shall be allocated to the Grantor.
Section 7.4 Obligations of the Trustee. The Trustee agrees to hold and disburse the various Assets of the Trust Account in accordance with the provisions expressed herein.
Section 7.5 Responsibilities of the Trustee.
(a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate Party or Parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith and for the breach of the Trustee’s obligations under this Trust Agreement; provided, however, that any actions taken in strict accordance with written instructions provided to the Trustee from the Parties will not constitute a breach of the Trustee’s obligations

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under this Trust Agreement. Upon request of the Grantor or the Beneficiary, the Trustee further agrees promptly to forward to such Party a statement and valuation of all Assets held in the Trust Account.
(b) Subject to the other provisions of this Trust Agreement, including the requirement that only Eligible Investments may be held in the Trust Account, and provisions relating to the substitution of Assets, (i) the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account, including, but not limited to, directing the Trustee to enter into one or more investment management, advisory, custodial, depository or other agreements of form and substance specified by the Grantor, with any other Person, including any Affiliate of the Grantor, selected by the Grantor and (ii) the Trustee and the Beneficiary each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and the Trustee will take any actions related thereto as directed by the Grantor in accordance therewith.
(c) For certain payments made pursuant to this Trust Agreement, the Trustee may be required to make a “reportable payment” or “withholding payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4 and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All Parties to this Trust Agreement shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Trust Agreement, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.5(c) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4 or 61 of the Code, and shall have no obligation to gross up any such payment. As of the date hereof, the Grantor is the owner for U.S. federal income tax purposes of funds in the Trust Account until such funds are released in accordance with the terms hereof.
Section 7.6 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor and the Beneficiary may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any Person or Persons duly authorized in writing by Grantor or the Beneficiary, at the requesting Party’s expense.
Section 7.7 Activity Reports. The Trustee agrees to provide an activity report to the Beneficiary and the Grantor upon creation of the Trust Account and within five (5) days following receipt of the report from the Grantor, which report shall, in reasonable detail, show (i) all deposits, withdrawals and substitutions during such quarter; (ii) a listing of securities and other assets held and cash balances in the Trust Account as of the last day of such quarter and (iii) the fair market value (determined in accordance with Section 5.2) of each Asset held in the Trust Account (other than cash) and the amount of cash held in the Trust Account as of the last day of such quarter. The Trustee agrees to provide written notification to the Grantor and the Beneficiary within five (5) days of any deposits to or withdrawals from the Trust Account.
Section 7.8 Resignation or Removal of the Trustee; Appointment of Successor Trustee.
(a) The Trustee may at any time resign as Trustee and terminate its capacity hereunder by delivery of written notice of resignation, effective not less than ninety (90) days after receipt by both the Beneficiary and the Grantor. The Trustee may be removed by the Grantor by (i) delivery to the Trustee and the Beneficiary of a written notice of removal, effective not less than ninety (90) days after receipt by the

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Trustee and the Beneficiary of the notice and (ii) receipt of the Beneficiary’s consent to such action, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, no such resignation by the Trustee or removal by the Grantor shall be effective until a successor to the Trustee shall have been duly appointed by the Grantor and approved by the Beneficiary and all the securities and other Assets in the Trust Account have been duly transferred to such successor. The Grantor, upon receipt of such notice of resignation, shall undertake to obtain the agreement of a qualified, successor depository, agreeable to the Beneficiary, to act as a successor Trustee in accordance with all agreements of the Trustee herein and upon duly qualifying to act as such pursuant to Section 7.8(b). The Beneficiary agrees not to withhold unreasonably approval of such Trustee. Upon the Trustee’s delivery of the Assets to the qualified, successor depository, along with a closing statement showing all activities from the last quarterly report, the Trustee shall be discharged of further responsibilities hereunder, subject to any remaining obligations under Sections 7.5 and 7.8(b).
(b) Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver the same to the Grantor and to the then acting Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Trust with like effect as if originally named herein; but the predecessor Trustee shall nevertheless, when requested in writing by the successor Trustee, execute an instrument or instruments conveying and transferring to the Trustee upon the Trust herein all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer and deliver to the Trustee all property and money held by such predecessor hereunder. The predecessor Trustee shall be entitled to reimbursement in accordance with Section 7.11 for all expenses it incurs in connection with the settlement of its accounts and the transfer and delivery of the Trust assets to its successor. The predecessor Trustee shall continue to be indemnified by reason of such Person being or having been a Trustee in accordance with Section 7.10.
Section 7.9 Release of Information. The Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by the Grantor or the Beneficiary. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of any applicable regulatory authority with jurisdiction over the Grantor or the Beneficiary concerning the Trust Account or the Assets held hereunder, including detailed inventories of securities or funds, and the Trustee shall permit such regulatory authority to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiary and the Grantor concerning all such inquiries, and shall provide seven (7) days’ prior notice to the Beneficiary and the Grantor of all such examinations and audits.
Section 7.10 Indemnification of the Trustee. In consideration of the Trustee’s acceptance of this Trust Agreement, if the Trustee renders any service not provided for in this Trust Agreement, the Grantor and the Beneficiary shall, jointly and severally, reasonably compensate the Trustee for such extraordinary services, reimburse the Trustee for all reasonable costs, attorneys’ fees and expenses occasioned thereby and indemnify, defend and hold the Trustee (and its directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature arising out of or in connection with this Trust Agreement or with the performance of its duties hereunder, including, among other things, reasonable attorneys’ fees and court costs, except to the extent such loss, liability, damage, cost and expense shall be caused by the Trustee’s own negligence, willful misconduct or lack of good faith. Whenever an action by the Trustee is authorized by written signed direction pursuant to the provisions of this Trust Agreement and such action is taken strictly in accordance with such written and signed direction by the appropriate Party or Parties, the Party or Parties authorizing such action hereby agree to indemnify the Trustee against all losses, damages, costs and expenses, including reasonable attorneys’ fee, resulting from any action so taken by the Trustee. The provisions of this paragraph shall survive the termination of this Trust Agreement and the resignation or removal of the Trustee for any reason.
Section 7.11 Charges of the Trustee. The Grantor agrees to pay all reasonable costs or fees charged by the Trustee for acting as the Trustee pursuant to this Trust Agreement, as agreed between the Grantor and the Trustee, including fees incurred by the Trustee for legal services deemed reasonably necessary by the Trustee as a result of the

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Trustee’s so acting; provided, however, that no such costs, fees or expenses shall be paid out of the Assets held in or credited to the Trust Account.
Section 7.12 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Eligible Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with Article VI.
Section 7.13 Concerning the Trustee.
(a) No provision in this Trust Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
(b) The Trustee shall be entitled to rely on advice of or on an opinion of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or not taken by it in reliance on such advice or on such opinion of counsel.
(c) The Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting, upon any resolution notice, request, consent, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document believed by it to be genuine and to have been signed or sent by the proper Person or Persons. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, notice, consent, request, certificate, order, entitlement order, affidavit, letter, telegram, facsimile transmission, electronic mail or other paper or document.
(d) The permissive right of the Trustee to take action enumerated in this Trust Agreement shall not be construed as a duty and it shall not be answerable for other than its negligence, willful misconduct or lack of good faith. In no event shall the Trustee be liable for indirect, special, incidental, punitive or consequential losses or damages, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof.
(e) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the Assets.
(f) The Trustee shall not be accountable for the use or application by the Grantor or the Beneficiary or any other party of Assets which the Trustee has released in accordance with the terms of this Trust Agreement.
(g) The Trustee makes no representations as to the validity or sufficiency of the Assets and the Trust Account for any particular purpose and shall incur no responsibility in respect thereof, other than in connection with the duties or obligations assigned to or imposed upon it as provided herein.
(h) The Trustee shall not be responsible for the perfection, priority or enforceability of any lien or security interest in any of the Assets or in the Trust Account.
(i) In accepting the trust hereby created, the Trustee acts solely as trustee and not in its individual capacity, and all Persons having any claim against the Trustee arising from this Trust Agreement, shall look only to the Assets held by the Trustee hereunder for payment except as otherwise provided herein.
(j) The Trustee shall not be considered in breach of or in default in its obligations hereunder in the event of delay in the performance of such obligations due to unforeseeable causes beyond its control (including, but not limited to, any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the

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unavailability of the Federal Reserve Bank wire or other wire or communication facility) or without its willful misconduct, negligence or lack of good faith.
ARTICLE VIII

TERMINATION
Section 8.1 Termination.
(a) This Trust Agreement may not be terminated by the Grantor unless the Grantor has obtained, and the Trustee has received, a written consent signed by the General Counsel of the Beneficiary to terminate this Trust Agreement. The Beneficiary shall provide its consent to the termination of this Trust Agreement if the Grantor seeks to terminate this Trust Agreement as a result of the exhaustion of the Aggregate Limit.
(b) Upon receipt of the prior written consent of the Beneficiary in accordance with Section 8.1(a), the Grantor shall terminate the Trust Account and this Trust Agreement, except for the indemnities provided herein, by (i) giving at least thirty (30) days’, but not more than forty-five (45) days’, advance written notice to the Trustee and (ii) the Trustee giving thirty (30) days’ advance written notice of the date upon which the Trust Account shall terminate via certified mail to each of the Grantor and the Beneficiary.
Section 8.2 Disposition of Assets Upon Termination. Upon a termination pursuant to this Article VIII, the Trustee shall distribute all Assets held and deposited under this Trust Agreement, subject to the written approval of the Beneficiary, to the Grantor and shall take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in such Assets and to deliver physical custody, if applicable, in such Assets to the Grantor or as otherwise directed by the Grantor.
ARTICLE IX

GENERAL PROVISIONS
Section 9.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following addresses:
If to the Trustee:
Wells Fargo Bank, National Association
150 East 42nd Street
New York, New York
Attention: Sami Limanovski, Vice President
Fax: 917-260-1674
If to the Grantor:
National Indemnity Company
100 First Stamford Place

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Stamford, CT 06902
Attention: General Counsel
Fax: 203-363-5221
With a copy to, which copy shall not constitute notice hereunder:
National Indemnity Company
3024 Harney Street
Omaha, NE 68131
Attention: Treasurer
Fax: 402-916-3030
If to the Beneficiary:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Chief Claims Officer
With a copy to:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Head of Reinsurance Law
Any Party may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other Parties.
Section 9.2 Entire Agreement. Subject to the provisions of Section 7.5(a), this Trust Agreement, including Appendix A hereto, the Reinsurance Agreement and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and thereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof and thereof.
Section 9.3 Waiver and Amendment. This Trust Agreement and the Trust created hereunder shall be irrevocable, subject solely to the termination provisions set forth herein. The Grantor shall have no right or power in any capacity to revoke, terminate or, except as provided in Section 3.1, alter or amend any terms of this Trust Agreement, in whole or in part, without the prior written consent of the Beneficiary and the Trustee. Notwithstanding the foregoing, this Trust Agreement may be altered, amended or terminated at any time by written agreement executed by each Party hereto. The Beneficiary’s failure at any time to exercise any of the rights or powers conferred upon it herein shall constitute neither a waiver of their right to exercise, nor stop it from exercising, any rights at any subsequent time, nor shall such failure reduce in any degree any liability or obligation for which the Grantor is bound hereunder.
Section 9.4 Successors and Assigns. The rights and obligations of a Party under this Trust Agreement shall not be subject to assignment without the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab initio. The terms of this Trust Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties. Notwithstanding the foregoing, any corporation or association into which the Trustee may be merged or converted, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business shall be the successor to the Trustee without the execution or filing of any paper or further act.

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Section 9.5 Governing Law and Jurisdiction. This Trust Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to such state’s principles of conflict of laws that could compel the application of the laws of another jurisdiction.
Section 9.6 No Third Party Beneficiaries. Nothing in this Trust Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or any provision contained herein.
Section 9.7 Counterparts. This Trust Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by one, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission or email, which transmission shall be deemed delivery of an originally executed document.
Section 9.8 Severability. Any term or provision of this Trust Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Trust Agreement or affecting the validity or enforceability of any of the terms or provisions of this Trust Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Trust Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Trust Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
Section 9.9 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the provisions of this Trust Agreement were not performed or complied with in accordance with their specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Trust Agreement by the other Parties and to enforce specifically this Trust Agreement and the terms and provisions hereof in any action instituted in accordance with Section 9.5, in addition to any other remedy to which such Party may be entitled, at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Trust Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The Parties further agree that (a) by seeking the remedies provided for in this Section 9.9, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Trust Agreement, including monetary damages in the event that this Trust Agreement has been terminated or in the event that the remedies provided for in this Section 9.9 are not available or otherwise are not granted and (b) nothing contained in this Section 9.9 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 9.9 before exercising any termination right under Article VIII, nor shall the commencement of any action pursuant to this Section 9.9 or anything contained in this Section 9.9 restrict or limit any Party’s right to terminate this Trust Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Trust Agreement that may be available then or thereafter.
Section 9.10 Incontestability. Each Party hereby acknowledges that this Trust Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability of this Trust Agreement or any of the provisions hereof. This Trust Agreement shall not be subject to rescission.
Section 9.11 Currency. All financial data required to be provided pursuant to the terms of this Trust Agreement shall be expressed in United States dollars. All payments and all settlements of account among the Parties shall be in United States currency unless otherwise agreed by the Parties.

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ARTICLE X

DISPUTE RESOLUTION
Section 10.1 Negotiation. With respect to any Dispute between the Grantor and the Beneficiary, excluding any Dispute in respect of which specific dispute resolution procedures are otherwise contained in this Trust Agreement, the Beneficiary or the Grantor shall, in the first instance, send written notice (“Dispute Notice”) to the other Party of any dispute, controversy or claim arising out of or relating to this Trust Agreement or the breach, formation, termination, validity, interpretation, performance, or enforceability hereof, whether sounding in contract or tort and whether arising during or after this Trust Agreement’s formation, including any dispute as to the existence of an agreement to arbitrate or other conditions imposed by this Section 10.1 or Section 10.2 below (a “Dispute”), which Dispute Notice shall set forth in reasonable detail in the matters in Dispute. Thereafter, the Beneficiary and the Grantor agree that they shall first attempt to resolve Disputes by informal discussions and negotiations, conducted in-person or telephonically, between their duly appointed representatives. If, for any reason, the Parties are unable to resolve any such Dispute through such discussions and negotiations within thirty (30) calendar days of the date of delivery of the Dispute Notice, then the Dispute shall be submitted for amicable written resolution by negotiations between designated executive officers of each of the Beneficiary and the Grantor, each with authority to resolve the Dispute. If, for any reason, the designated executive officers are unable to reach a mutually acceptable written resolution within forty (40) calendar days of the date of delivery of the Dispute Notice, the Dispute shall be submitted for final and binding arbitration in accordance with Section 10.2 below. All negotiations, discussions, and communications made or conducted pursuant to the procedures set forth in this Section 10.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any other applicable rules of evidence.
Section 10.2 Arbitration.
(a) Except as provided in Section 10.1, any and all Disputes between the Beneficiary and the Grantor shall be submitted for final and binding arbitration conducted by an arbitration panel (“Panel”). The Panel shall consist of an umpire and two party-appointed arbitrators unless the Beneficiary or the Grantor meets the requirements of Section 10.2(b) and demands arbitration pursuant thereto, in which case the Panel would consist of an umpire only. Any such arbitration shall be submitted and governed by the Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes, Regular Panel Version, dated April 2004 (the “Procedures”), developed by the Insurance and Reinsurance Dispute Resolution Task Force, subject to the following modifications:
(i) Qualifications of the arbitrators and umpires shall be in accordance with section 6.2 of the Procedures, except that other professionals who have worked for at least ten (10) years for an insurer or reinsurer shall also be qualified to serve as an arbitrator or umpire.
(ii) The Beneficiary shall appoint one party-appointed arbitrator, and the Grantor shall appoint another, in the manner provided by the Procedures; the two party-appointed arbitrators shall appoint the umpire in accordance with section 6.5 of the Procedures. In the event that any arbitrator or the umpire is not timely appointed hereunder, then, on the application of any party, such arbitrator shall be appointed in the manner provided for the selection of an umpire in section 6.7 of the Procedures. Each of the Beneficiary and the Grantor shall exchange eight names of qualified umpire or party-appointed arbitrator candidates and shall follow section 6.7 of the Procedures for selection of the default party-appointed arbitrator(s) or umpire.
(iii) Unless otherwise mutually agreed, the members of the Panel shall be impartial and disinterested. The members of the Panel may not be: (A) in the control of any of the Beneficiary or the Grantor or their respective parents, Affiliates, or agents, (B) a former director or officer of any of the Beneficiary or the Grantor or their respective parents, Affiliates, or agents or (C) a

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likely witness in the arbitration. The requirement of impartiality includes a requirement that all members of the Panel shall have the same obligation to approach the Panel’s duties and decisions with fairness and without consideration for the fact that Panel members may have been appointed by one of the Beneficiary or the Grantor. The requirement of impartiality does not mean that any arbitrator can have no previous knowledge of or experience with respect to issues involved in the Dispute or Disputes.
(iv) The first sentence of section 10.4 of the Procedures shall be replaced by the following sentence: “The Panel shall require that each of the Beneficiary and the Grantor submit concise written statements of position, including summaries of the facts and evidence a party to the arbitration intends to present, discussion of the applicable law and the basis for the requested Award or denial of relief sought.”
(v) Section 11.1 of the Procedures shall be replaced by the following provision: “Within such time periods and through a procedure determined by the Panel, the Beneficiary and the Grantor may propound discovery seeking disclosure of such information or documents relevant to the dispute or necessary for the proper resolution of the dispute.”
(vi) Position statements may be amended at any reasonable time, but not later than the close of discovery, without a showing to the Panel that the amending party to the arbitration could not reasonably have raised the new claim or issue at an earlier time.
(vii) The Panel shall hold an evidentiary hearing, if it deems that one is necessary, within one (1) year of the arbitration demand, unless the Beneficiary and the Grantor jointly otherwise agree or the Panel determines that more time is needed to hold an evidentiary hearing, provided, that the failure of the Panel to meet this deadline shall not constitute a defense or objection to the enforcement of its award. Should either of the Beneficiary or the Grantor seek a reasonable extension to this time frame for good cause shown, the other party to the arbitration’s agreement shall not be unreasonably withheld.
(viii) To the extent permitted by Law, the Panel shall have the authority to issue subpoenas and other orders to enforce its decisions.
(ix) The Panel may award reasonable attorneys’ fees and arbitration costs to the prevailing party to the arbitration, as determined by the Panel.
(x) Section 14.3 of the Procedures shall be replaced by the following provision: “The Panel shall make a decision and issue an award with regard to the terms expressed in this Trust Agreement and the custom and practice of the property and casualty insurance and reinsurance industry. The Panel shall not be obligated to follow the strict rules of law and evidence.”
(b) Alternative Streamlined Procedures. Notwithstanding the foregoing provisions of this Article X, the Alternative Streamlined Procedures set forth in section 16 of the Procedures, as modified by Section 10.2(a)(iv) and Sections 10.2(a)(viii) through 10.2(a)(x), shall apply in the event that, in a consolidated proceeding or otherwise, the party initiating arbitration is seeking payment of a total amount that is no greater than one million dollars ($1,000,000). Sections 16.1, 16.2 and 16.3 of the Alternative Streamlined Procedures shall not apply to the Alternative Streamlined Procedure hereunder. The second sentence of section 16.4 of the Alternative Streamlined Procedures shall also not apply; instead, the Beneficiary and the Grantor agree to comply with section 6.7 of the Procedures to appoint a single umpire in an Alternative Streamlined Procedure as provided herein, and each of the Beneficiary and the Grantor shall exchange eight (8) names of qualified umpires to form the list to be used in section 6.7(a) of the Procedures. The single umpire appointed herein shall satisfy the requirements for an umpire set forth in Section 10.2(a)(iii).

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(c) Hearing Location. The arbitration shall be held, and the award shall be rendered, in Hartford, Connecticut, unless the Beneficiary and the Grantor mutually agree in writing to a different location.
(d) Confirmation. Either of the Beneficiary or the Grantor may apply to a court of competent jurisdiction, and any court where either of the Beneficiary or the Grantor or their respective assets are located (to whose jurisdiction the Beneficiary and the Grantor consent for the purposes of enforcing and executing upon the award) for an order confirming any award of the Panel, or executing upon any such award. If the application for confirmation is contested and a judgment is issued confirming the award, then the party against whom confirmation is sought shall pay the attorneys’ fees incurred by the party who applied for the confirmation and all court costs of any such proceeding.
(e) Equitable Relief from a Court of Law. Nothing herein shall be construed to prevent either of the Beneficiary or the Grantor from applying to a court of competent jurisdiction to issue a restraining order or other equitable relief to maintain the “status quo” of the parties participating in the arbitration pending the decision and award by the Panel. In any such action, (i) each of the Beneficiary and the Grantor irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Federal Courts of the United States and State Courts of Connecticut located in Hartford County, Connecticut (the “Connecticut Courts”); (ii) each of the Beneficiary and the Grantor irrevocably waives, to the fullest extent it may effectively do so, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens or any right of objection to jurisdiction on account of its place of incorporation or domicile, which it may now or hereafter have to the bringing of any such action or proceeding in any Connecticut Court; (iii) each of the Beneficiary and the Grantor irrevocably consents to service of process in the manner provided for notices in Section 9.1, or in any other manner permitted by applicable Law; and (iv) EACH OF THE BENEFICIARY AND THE GRANTOR WAIVES ANY RIGHT TO TRIAL BY JURY.
(f) Consolidated Proceedings. The Beneficiary and the Grantor consent that any pending or contemplated arbitration hereunder may be consolidated with any prior arbitration arising under this arbitration agreement or an agreement to arbitrate set forth in any Transaction Documents for the purposes of efficiency and to avoid the possibility of inconsistent awards. An application for such consolidation may be made by any party to this Trust Agreement or the Reinsurance Agreement or any of the other documents related to the transaction contemplated by the Reinsurance Agreement to the Panel for the prior arbitration. The Panel to the prior arbitration shall, after providing all interested parties the opportunity to comment on such application, order that any such pending or contemplated arbitration be consolidated into a prior arbitration if it determines that: (i) the issues in the arbitrations involve common questions of law or fact; (ii) no party to either arbitration shall be prejudiced, whether by delay or otherwise, by the consolidation; (iii) any party to the pending or contemplated arbitration that did not join an application for consolidation, or does not consent to such an application, is sufficiently related to the parties in the prior arbitration that their interests were sufficiently represented in the appointment of the tribunal for the prior arbitral tribunal; and (iv) consolidation would be more efficient than separate arbitral proceedings.
(g) Choice of Law. The governing Law set forth in Section 9.5 shall apply to this Article X.

    IN WITNESS OF THE ABOVE, this Trust Agreement is executed in triplicate by the Parties’ duly authorized officers on the dates indicated below with an effective date of December 30, 2016.
HARTFORD FIRE INSURANCE COMPANY, as Beneficiary

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By:
Title:
Date:
Attest:    _________________________________
Title:    _________________________________
Date:    _________________________________
NATIONAL INDEMNITY COMPANY, as Grantor
By:
Title:
Date:
Attest:    _________________________________
Title:    _________________________________
Date:    _________________________________
By:
Title:
Date:
Attest:    _________________________________
Title:    _________________________________
Date:    _________________________________

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Wells Fargo Bank, National Association, as Trustee
By:
Title:
Date:
Attest:    _________________________________
Title:    _________________________________
Date:    _________________________________

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[Signature Page – Trust Agreement]

APPENDIX A

TRUST PROVISIONS FOLLOWING A REINSURANCE CREDIT EVENT
In accordance with Article III of this Trust Agreement, the provisions set forth in this Appendix A shall replace the provisions of the equivalent Sections in this Trust Agreement and become effective.
Section 4.1 Continuing Obligation of the Grantor.
(a) The segregated trust account maintained by the Trustee with account number 77193800 (which shall be hereinafter referred to, including all successor accounts thereto, as the “Trust Account”) shall continue in existence upon the occurrence of a Reinsurance Credit Event with a single Beneficiary and the substitution of Assets as required under Section 3.1 of this Trust Agreement.
(b) The Grantor shall ensure that the Trust Account shall hold Permitted Investments at all times with a fair market value of no less than 100% of the Required Amount, as determined in accordance with Section 7.7 of this Trust Agreement.
Section 4.2 Purpose of the Trust. The Assets in the Trust Account shall be held by the Trustee for the sole benefit of the Beneficiary. The Grantor grants to the Trustee all trust powers necessary and reasonable in the performance of its duties hereunder except as otherwise expressly provided herein.
Section 5.1 (a) Substitution of Trust Account Assets. Upon receipt of the prior written consent of the Beneficiary, the Grantor may, from time to time, substitute or exchange Assets contained in the Trust Account, provided, however, (i) the Assets so substituted or exchanged must be Permitted Investments, (ii) after giving effect to such substitution, the fair market value of the newly deposited Assets are at least equal to the fair market value of the substituted Assets and (iii) the replacement Assets to be deposited in the Trust Account in such substitution or exchange are deposited therein on the day of withdrawal of the substituted or exchanged Assets. Upon any substitution or exchange as provided for herein, the Grantor shall certify to the Trustee and Beneficiary that such substitution or exchange meets the requirements of this Section 5.1. The Trustee shall act on the instruction and certification of the Grantor and shall give the Beneficiary prompt written notice of any substitution made pursuant hereto.
Section 5.3 Quarterly Certification. Within fourteen (14) calendar days following the end of each calendar quarter, the Grantor shall provide the Beneficiary (with a copy to the Trustee) a written certification (the “Quarterly Certification”) stating the Required Amount as of the calendar quarter end and the aggregate fair market value of the Permitted Investments held in the Trust Account as of the calendar quarter end (both on an asset-by-asset basis and a cumulative basis). Such certification shall separately state the effect on the fair market value of the Assets of withdrawals by the Grantor from the Trust Account effected during such calendar quarter. As soon as is practicable, but in no event more than ten (10) Business Days following its receipt of the Quarterly Certification, the Beneficiary shall either (i) countersign such certification and forward it to the Trustee or (ii) notify the Grantor that it objects to the Grantor’s calculation of the Required Amount or the Grantor’s valuation of any Asset. If the Parties are able to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, they shall promptly forward to the Trustee a jointly signed certification of the Required Amount. If the Parties are unable to resolve such dispute within ten (10) Business Days of the Beneficiary’s transmittal to the Grantor of its notice of objection, and the dispute relates to the valuation of an Asset, the value of such Asset shall be determined by a Third Party Appraiser and the Parties shall be bound by such valuation. All other disputes shall be resolved in accordance with Article X of this Trust Agreement. Upon resolution of such dispute, the Parties shall forward to the Trustee a copy of the corrected Quarterly Certification setting forth the Required Amount as resolved through such Third Party Appraiser or arbitration. The Grantor shall, to the extent reasonably necessary or required in order to verify Grantor’s certification, permit the Beneficiary to audit its records in order to determine its compliance with this Section 5.3. The Grantor shall cooperate fully with such audit. Access to the Grantor and its employees by the Beneficiary in connection with such audit shall be at reasonable times during regular business

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hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of the Grantor.
Section 6.1 Adjustment of Trust Account Assets.
(a) The Required Amount as of the end of each calendar quarter shall be certified to the Trustee by the Grantor in the manner set forth in Section 5.3.
(b) If the aggregate fair market value of the Permitted Investments maintained in the Trust Account as of any calendar quarter end is less than the Required Amount as of such calendar quarter end, then within five (5) Business Days of its receipt of the certification set forth in Section 5.3, the Grantor shall deposit into the Trust Account such additional Assets with an aggregate fair market value as are necessary to ensure that the aggregate fair market value of the Permitted Investments held in the Trust Account is no less than 100% of the Required Amount as of the immediately prior calendar quarter end.
Section 6.2 Release of Trust Account Assets to the Beneficiary.
(a) Notwithstanding anything in this Trust Agreement to the contrary, the Beneficiary shall have the right to withdraw Assets from the Trust Account at any time, without notice to the Grantor, subject only to written notice to the Trustee from the Beneficiary given in accordance with Section 9.1 of this Trust Agreement. Other than such notice, no other statement or document need be presented by the Beneficiary to withdraw such Assets except that the Beneficiary shall acknowledge to the Trustee receipt of such withdrawn Assets. Upon such written notice of demand of the Beneficiary, the Trustee shall immediately take any and all steps necessary to transfer absolutely and unequivocally all right, title and interest in the Assets to the Beneficiary and, to the extent applicable, deliver physical custody of such Assets to the Beneficiary. Upon such transfer, Trustee shall promptly forward a copy of such notice to the Grantor. The Trustee shall not be subject to any liability for any payment made by it to the Beneficiary pursuant to such written demand by the Beneficiary.
(b) The Grantor and the Beneficiary agree that the Assets may only be withdrawn by the Beneficiary, and utilized and applied by the Beneficiary, or any successor by operation of law of the Beneficiary including any liquidator or rehabilitator, receiver or conservator of the Beneficiary, without diminution because of insolvency on the part of the Beneficiary or the Grantor, for one or more of the following purposes:
(i) to pay or reimburse the Beneficiary for the Grantor’s share under the Reinsurance Agreement regarding any losses and allocated loss expenses paid by the Beneficiary, but not recovered from the Grantor, or for unearned premiums due to the Beneficiary if not otherwise paid by the Grantor;
(ii) to make payment to the Grantor of any amounts held in the Trust Account that exceed one hundred two percent (102%) of the actual amount required to fund the Grantor’s obligations under this Reinsurance Agreement; and
(iii) where the Beneficiary has received notification of termination of the Trust Agreement and where the Grantor’s entire obligations under this Reinsurance Agreement remain unliquidated and undischarged ten (10) days prior to the termination date, to withdraw amounts equal to the obligations and deposit those amounts in a separate account, in the name of the Beneficiary in any qualified U.S. financial institution as defined in Connecticut General Statutes Section 38a-87 apart from its general assets, in trust for such uses and purposes specified in Section 38a-88-1 to 38a-88-4 of the Regulations of Connecticut State Agencies as may remain executory after such withdrawal and for any period after the termination date.
Section 6.3 Release of Trust Account Assets to the Grantor. Subject to receipt of the Beneficiary’s prior written instructions, the Trustee may, from time to time, release to the Grantor Assets with an aggregate fair market value equal to the excess over one hundred two percent (102%) of the Required Amount as of the prior calendar quarter end. In connection with any such release of Assets, the Trustee shall take any and all necessary steps to transfer absolutely and unequivocally all right, title and interest in such released Assets to the Grantor or its designee. The

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Trustee shall not be subject to any liability for any payment made by it to the Grantor pursuant to such written instructions received by it from the Beneficiary.
Section 7.2 Reserved. [Intentionally Omitted].
Section 7.5 Responsibilities of the Trustee.
(a) The Trustee, in the administration of the Trust Account, is to be bound solely by the express provisions herein, and such further written and signed directions as the appropriate Party or Parties may, under the conditions herein provided, deliver to the Trustee. The Trustee shall be under no obligation to enforce the Grantor’s obligations under this Trust Agreement, except as otherwise expressly provided or directed pursuant hereto. The Trustee shall be restricted to holding title to, operating and collecting the Assets comprising the Trust Account and the payment and distribution thereof for the purposes set forth in this Trust Agreement and to the conservation and protection of such Assets and the administration thereof in accordance with the provisions of this Trust Agreement, and the Trustee shall be liable only for its own negligence, willful misconduct or lack of good faith. The Trustee further agrees to forward upon request of the Beneficiary, the Grantor or any Insurance Commissioner a statement and valuation of all Assets held under this Trust Agreement.
(b) Subject to the other provisions of this Trust Agreement, including the requirements that only Permitted Investments may be held in the Trust Account and provisions relating to the substitution of Assets, (i) the Grantor shall have the irrevocable authority and sole power to direct the Trustee, in the Grantor’s sole discretion, with respect to all aspects of the management or investment of the Assets contained in the Trust Account, including, but not limited to, directing the Trustee to enter into one or more investment management, advisory, custodial, depository or other agreements of form and substance specified by the Grantor, with any other Person, including any Affiliate of the Grantor, selected by the Grantor and (ii) the Trustee and the Beneficiary each acknowledges that it has no authority with respect to such management or investment activities, the Trustee agrees it will not exercise any discretion or take any action with respect to the matters in clause (i) above and will take any actions related thereto as directed by the Grantor in accordance therewith.
Section 7.6 Books and Records. The Trustee shall keep full and complete records of the administration of the Trust Account. The Grantor, the Beneficiary or the Insurance Commissioner may examine such records, upon reasonable notice to the Trustee, at any time during business hours through any Person or Persons duly authorized in writing by Grantor, the Beneficiary or the Insurance Commissioner, as applicable, at the requesting Party’s expense.
Section 7.9 Release of Information. In addition, the Trustee shall promptly respond to any and all reasonable requests for information concerning the Trust Account or the Assets held therein by any of the Parties. Furthermore, the Trustee shall fully and completely respond to any direct inquiries of the Insurance Commissioner, or any of its representatives, concerning the Trust Account or the Assets held hereunder, including, detailed inventories of securities or funds, and the Trustee shall permit the Insurance Commissioner, or its representatives, to examine and audit all securities or funds held hereunder. The Trustee shall promptly provide notice to the Beneficiary and the Grantor concerning all such inquiries, and shall provide seven (7) days prior notice to the Beneficiary and the Grantor of all such examinations and audits.
Section 7.12 Limitations of the Trustee. The Trustee shall in no way be responsible for determining the amount of Assets required to be deposited, or monitoring whether or not the Assets held within the Trust Account are Permitted Investments. The Trustee shall be under no liability for any release of Assets made by it to the Grantor in accordance with this Article VI.
Section 7.13 Duty of the Trustee Upon Insolvency of the Grantor. Notwithstanding any other provisions of this Trust Agreement to the contrary, if the Grantor has been declared insolvent or placed into receivership, rehabilitation, liquidation or similar proceedings under the laws of its state or country of domicile, the Trustee shall comply with an order of the insurance commissioner with regulatory oversight over the Trust or court of competent jurisdiction directing the Trustee to transfer to such insurance commissioner all of the Assets of the Trust. The Assets shall be applied in accordance with the priority statutes and Laws of the state in which the Trust is domiciled

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applicable to the assets of insurance companies in liquidation. If the insurance commissioner with regulatory oversight over the Trust determines that the Assets of the Trust or any part thereof are not necessary to satisfy claims of the Beneficiary, the assets or any part of them shall be returned to the Trustee for distribution in accordance with the Trust Agreement.
Section 9.2 Construction and Effect. This Trust Agreement and the enforceability hereof shall not be subject to the satisfaction of any conditions or qualifications not expressly included herein.

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Exhibit B
Parental Guarantee Agreement

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EXECUTION COPY

This PARENTAL GUARANTEE AGREEMENT, dated as of December 30, 2016 (this “Parental Guarantee Agreement”), is made by Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), in favor of Hartford Fire Insurance Company, a Connecticut property and casualty insurance company, for and on behalf of itself and the Hartford Insurers (“Hartford”), with respect to certain obligations of National Indemnity Company, a Nebraska stock property and casualty insurance company (“NICO”) and in favor of The Hartford Financial Services Group, Inc. (“HFSG”), a Delaware corporation, with respect to certain obligations of BH Finance LLC, a Nebraska limited liability company (“Reimburser”).
WITNESSETH:
    WHEREAS, pursuant to the Aggregate Excess of Loss Reinsurance Agreement, dated as of December 30, 2016, by and between the Reinsured and NICO (as amended, modified, and supplemented and in effect from time to time, the “Reinsurance Agreement”), the Reinsured ceded to NICO Ultimate Net Loss in excess of the Retention, subject to the Reinsurer’s Aggregate Limit;
    WHEREAS, as contemplated by the Reinsurance Agreement, NICO, Hartford, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), have entered into the Collateral Trust Agreement, dated as of December 30, 2016 (the “Collateral Trust Agreement”);
    WHEREAS, as contemplated by the Reinsurance Agreement and concurrently with the execution of this Parental Guarantee Agreement, HFSG and Reimburser have entered into the Reimbursement Agreement, dated as of December 30, 2016 (the “Reimbursement Agreement”);
    WHEREAS, NICO and Reimburser are wholly-owned subsidiaries of Berkshire, and Berkshire shall derive direct or indirect benefits from the transactions contemplated by the Reinsurance Agreement; and
    WHEREAS, to induce Hartford and HFSG to enter into the transactions contemplated by the Reinsurance Agreement and the Reimbursement Agreement, Berkshire has executed and delivered this Parental Guarantee Agreement.
    NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements set forth herein, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and intending to be legally bound hereby, Berkshire, Hartford, and HFSG (each individually, a “Party” and collectively, the “Parties”) hereby agree as follows:
ARTICLE I
DEFINITIONS; CONSTRUCTION
Section 1.1 Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Reinsurance Agreement. The following terms shall have the following meanings when used in this Parental Guarantee Agreement:
“Acceleration Event” means the occurrence or continuance of both of the following events, acts, occurrences or conditions, whether either such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body: any (a) Insolvency Event of NICO and (b) Insolvency Event of Berkshire, whether such Insolvency Event occurs prior to, concurrently with or subsequent to the Insolvency Event of NICO referred to in (a).
“Berkshire” has the meaning set forth in the Preamble.
“Collateral” has the meaning set forth in Section 3.1.

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“Collateral Obligations” has the meaning set forth in Section 2.1(a).
“Collateral Trust Account” means the account established by the Securities Intermediary with account number 77193800 in the name of the Trustee, together with any replacements thereof or substitutions therefor.
“Collateral Trust Agreement” has the meaning set forth in the Recitals.
“Event of Default” means the occurrence or continuance of all of the following: (a) any NICO Event of Default, (b) the failure of Berkshire to perform or pay any of its obligations under the Parental Guarantee and (c) any of the following events, acts, occurrences or conditions, whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:
(i) any Insolvency Event of NICO;
(ii) a final arbitration award, court order, decision or judgment with no appeal or stay pending (A) has been issued against NICO in favor of the Reinsured under the Reinsurance Agreement or the Trust Agreement and remains unpaid or unperformed by NICO or (B) has been issued against the Reinsured with respect to an Asbestos Claim or a Pollution Claim that results in a Reinsured Liability that NICO has acknowledged in writing its obligation to pay and such Reinsured Liability remains unpaid by NICO; or
(iii) NICO has acknowledged in writing its obligation to pay or perform an obligation guaranteed under the Parental Guarantee, and such obligation remains due and unpaid or unperformed by NICO.
“Guaranteed Obligations” means the NICO Guaranteed Obligations and the Reimburser Guaranteed Obligations.
“Hartford” has the meaning set forth in the Preamble.
“HFSG” has the meaning set forth in the Preamble.
“Insolvency Event” means, in respect of any Person, the occurrence or continuance of any of the following events, acts, occurrences or conditions, whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by that Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body: (a) that Person shall commence a voluntary case concerning itself under any insolvency laws or otherwise commence any other proceeding under any bankruptcy, rehabilitation, liquidation, conservation, dissolution, reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person (any of the foregoing, an “Insolvency Proceeding”); (b) an involuntary Insolvency Proceeding is commenced against that Person and such Insolvency Proceeding is not controverted within ten (10) calendar days, or is not dismissed within thirty (30) calendar days, after commencement of the case; (c) a receiver, rehabilitator, custodian or liquidator is appointed for, or takes charge of, all or substantially all of the property of that Person; (d) any order for relief or other order approving any such case or proceeding is entered; (e) that Person is adjudicated insolvent or bankrupt; (f) that Person suffers any appointment of any custodian or the like for it or any substantial part of its property, which appointment continues undischarged or unstayed for a period of thirty (30) calendar days; (g) that Person makes a general assignment for the benefit of creditors; (h) that Person shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (i) that Person shall call a meeting of its creditors with a view of arranging a composition or adjustment of its debts; (j) that Person shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (k) any corporate action is taken by such Person for the purpose of effecting any of the foregoing items (a)-(j).
“Interest” means, with respect to the payment of any Guaranteed Obligation hereunder, interest on such payment at the Interest Rate accrued from the applicable due date of the Guaranteed Obligation by NICO or Reimburser, as applicable, until the date of such payment.

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“NICO” has the meaning set forth in the Preamble.
“NICO Event of Default” means the occurrence or continuance of any of the following events, acts, occurrences or conditions, whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:
(a) NICO’s failure to pay all Reinsured Liabilities due and owing by NICO, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement, subject, in the case of Reinsured Liabilities arising from Ultimate Net Loss, to the Aggregate Limit;
(b) NICO’s failure to transfer and assign assets into the Collateral Trust Account when required, including upon the occurrence of a Collateral Triggering Event or a Reinsurance Credit Event, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement and the Collateral Trust Agreement; or
(c) NICO’s failure to establish, fund and maintain additional trust accounts and/or other collateral when required upon the occurrence of a Reinsurance Credit Event, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement and the Collateral Trust Agreement.
“NICO Guaranteed Obligations” has the meaning set forth in Section 2.1(a).
“NICO Trigger Events” has the meaning set forth in Section 2.1(b).
“Parental Guarantee” has the meaning set forth in Section 2.1(a).
“Parental Guarantee Agreement” has the meaning set forth in the Preamble.
“Party” or “Parties” has the meaning set forth in the Recitals.
“Person” means and includes any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or agency, department or instrumentality thereof.
“Proceeds” means “proceeds” as such term is defined in the UCC.
“Reimbursement Agreement” has the meaning set forth in the Recitals.
“Reimburser” has the meaning set forth in the Preamble.
“Reimburser Guaranteed Obligations” has the meaning set forth in Section 2.1(a).
“Reimburser Trigger Events” has the meaning set forth in Section 2.1(c).
“Reinsurance Agreement” has the meaning set forth in the Recitals.
“Secured Obligations” means (a) all of NICO’s payment and performance obligations (whether absolute or contingent, matured or unmatured) arising under or in connection with the Reinsurance Agreement and the Collateral Trust Agreement, (b) all of Berkshire’s payment and performance obligations (whether absolute or contingent, matured or unmatured) arising under the Parental Guarantee with respect to NICO’s obligations under the Reinsurance Agreement and Collateral Trust Agreement and (c) reimbursement for all expenses incurred to enforce and exercise any and all remedies under (i) the Reinsurance Agreement, (ii) the Collateral Trust Agreement and (iii) this Parental Guarantee (solely with respect to Berkshire’s payment and performance obligations, whether absolute or contingent or matured or unmatured, arising under the Parental Guarantee with respect to NICO’s obligations under the Reinsurance Agreement and the Collateral Trust Agreement) including, in each case, (A) all

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reasonable attorney’s fees and legal expenses and (B) any of the foregoing amounts payable after the commencement of any Insolvency Proceeding, whether or not any such amounts are allowed in any such proceeding.
“Securities Intermediary” means Wells Fargo Bank, National Association, acting as securities intermediary with respect to the Collateral Trust Account.
“Security Entitlement” means “security entitlement” as defined in the UCC.
“Trigger Events” means any NICO Trigger Event or Reimburser Trigger Event, as applicable.
“Trustee” has the meaning set forth in the Recitals.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Connecticut.
ARTICLE II

PARENTAL GUARANTEE
Section 2.1 Parental Guarantee.
(a) Berkshire hereby unconditionally and irrevocably guarantees (the “Parental Guarantee”): (i) NICO’s full and prompt payment and, in the case of the obligations set forth in (B) and (C) below (the “Collateral Obligations”), performance when due of NICO’s obligations for: (A) the payment of all Reinsured Liabilities due and owing by NICO, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement, subject, in the case of Reinsured Liabilities arising from Ultimate Net Loss, to the Aggregate Limit; (B) the transfer and assignment of assets into the Trust Account when required, including upon the occurrence of a Collateral Triggering Event or a Reinsurance Credit Event, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement and the Trust Agreement; or (C) the establishment, funding and maintenance of additional trust accounts and/or other collateral when required upon the occurrence of a Reinsurance Credit Event, pursuant to and in accordance with the applicable provisions of the Reinsurance Agreement and the Trust Agreement (such obligations, collectively, the “NICO Guaranteed Obligations”); and (ii) Reimburser’s full and prompt payment when due of all amounts due and owing by Reimburser in respect of Net Reduction Amounts (as defined in the Reimbursement Agreement) pursuant to and in accordance with the applicable provisions of the Reimbursement Agreement (the “Reimburser Guaranteed Obligations”).
(b) If NICO, after any of the events listed under (i), (ii) or (iii) below (the “NICO Trigger Events”) has occurred, has not timely paid (or, in the case of a Collateral Obligation, performed) a NICO Guaranteed Obligation within thirty (30) calendar days after the due date of such NICO Guaranteed Obligation, Hartford may proceed directly and at once, upon written notice to NICO and Berkshire, against Berkshire to obtain payment (or, in the case of a Collateral Obligation, performance) of the full amount or any portion of the NICO Guaranteed Obligation that is then due and payable and has not been paid (or, in the case of a Collateral Obligation, performed) by NICO, together with Interest. Following the occurrence of a NICO Trigger Event of the type described under (i) below Hartford shall be entitled to so proceed directly against Berkshire without first proceeding against or joining NICO or any other Person. Following the occurrence of a NICO Trigger Event of the type described under (ii) or (iii) below, Hartford shall be entitled to so proceed directly against Berkshire with regard to the NICO Guaranteed Obligation that is the subject of such NICO Trigger Event without first proceeding against or joining NICO or any other Person. The NICO Trigger Events are as follows:
(i) any Insolvency Event of NICO;
(ii) a final arbitration award, court order, decision or judgment with no appeal or stay pending (A) has been issued against NICO in favor of the Reinsured under the Reinsurance Agreement or the Collateral Trust Agreement and remains unpaid (or, in the case of a Collateral Obligation, unperformed) by NICO, or (B)

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has been issued against the Reinsured with respect to an Asbestos Claim or a Pollution Claim that results in a Reinsured Liability that NICO has acknowledged in writing its obligation to pay and such Reinsured Liability remains unpaid by NICO; or
(iii) NICO has acknowledged in writing its obligation to pay (or, in the case of a Collateral Obligation, perform) a NICO Guaranteed Obligation and such NICO Guaranteed Obligation remains due and unpaid (or, in the case of a Collateral Obligation, unperformed) by NICO.
(c) If Reimburser, after any of the events listed under (i), (ii) or (iii) below (the “ Reimburser Trigger Events”) has occurred, has not timely paid a Reimburser Guaranteed Obligation within thirty (30) calendar days after the due date of such Reimburser Guaranteed Obligation, HFSG may, at its option, proceed directly and at once, upon written notice to Reimburser and Berkshire, against Berkshire to obtain payment of the full amount or any portion of the Reimburser Guaranteed Obligation that is then due and payable and has not been paid by Reimburser, together with Interest. Following the occurrence of a Reimburser Trigger Event of the type described under (i) below, HFSG shall be entitled to so proceed directly against Berkshire without first proceeding against or joining Reimburser or any other Person. Following the occurrence of a Reimburser Trigger Event of the type described under (ii) or (iii) below, HFSG shall be entitled to so proceed directly against Berkshire with regard to the Reimburser Guaranteed Obligation that is the subject of such Reimburser Trigger Event without first proceeding against or joining Reimburser or any other Person. The Reimburser Trigger Events are as follows:
(i) any Insolvency Event of Reimburser;
(ii) a final arbitration award, court order, decision or judgment with no appeal or stay pending has been issued against Reimburser in favor of HFSG under the Reimbursement Agreement and remains unpaid by Reimburser; or
(iii) Reimburser has acknowledged in writing its obligation to pay a Reimburser Guaranteed Obligation and such Reimburser Guaranteed Obligation remains due and unpaid by Reimburser.
(d) The Parental Guarantee is a guarantee of payment (or, in the case of a Collateral Obligation, performance), and not of collection merely, and, upon the occurrence of a Trigger Event and any failure of NICO or Reimburser, as applicable, to pay (or, in the case of a Collateral Obligation, perform) a Guaranteed Obligation, Hartford or HFSG, as applicable, may, at its option, proceed directly and at once, with written notice, against Berkshire to collect and recover the full amount of NICO’s or Reimburser’s liability to pay (or, in the case of a Collateral Obligation, perform) such Guaranteed Obligation (or any portion thereof) then due and owing, together with any applicable Interest, and otherwise enforce the Collateral Obligations. The Parental Guarantee is a continuing guaranty and the obligations of Berkshire hereunder are and shall be absolute under any and all circumstances, irrespective of, and Berkshire hereby waives, any defense it may have relating to: (i) any lack of validity, regularity or enforceability of this Parental Guarantee Agreement, the Reinsurance Agreement, the Trust Agreement, or the Reimbursement Agreement, (ii) any change in time or place of payment of or other term of the Guaranteed Obligations, or any other amendment or waiver of or consent to departure from this Parental Guarantee Agreement, the Reinsurance Agreement, the Trust Agreement, or the Reimbursement Agreement, (iii) except with respect to whether a Trigger Event has occurred, any change, restructuring or termination of the corporate structure or existence of NICO or Reimburser, or any dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar statutory or delinquency proceeding affecting NICO or Reimburser or any of their respective assets or any resulting release or discharge of any obligation of NICO under the Reinsurance Agreement, the Trust Agreement or of Reimburser under the Reimbursement Agreement or (iv) in the case of a NICO Trigger Event of the type described in Section 2.1(b)(ii) or Section 2.1(b)(iii) or a Reimburser Trigger Event of the type described in Section 2.1(c)(ii) or Section 2.1(c)(iii), any defense, set-off or other circumstance which might otherwise constitute a defense available to Berkshire, NICO or Reimburser. Notwithstanding anything contained herein to the contrary, nothing in this Parental Guarantee Agreement shall preclude Berkshire from asserting a valid claim or valid defense to the effect that the Guaranteed Obligation has been paid or performed, discharged or satisfied in full in accordance with the terms of the Reinsurance Agreement, the Trust Agreement, or the Reimbursement Agreement, as applicable. Except as otherwise expressly set forth in

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this Parental Guarantee Agreement, Berkshire hereby expressly waives promptness, diligence, demand, notice of dishonor, non-payment, non-performance or other default with respect to the Guaranteed Obligations, or any requirements that any right or power be exhausted or any action taken against NICO or Reimburser. To the extent that Berkshire shall have made any payments under this Parental Guarantee Agreement, any rights to subrogation which Berkshire may have as a result of any such payment shall be deferred, postponed and subordinated to the prior indefeasible payment in full of the Guaranteed Obligations. If all or any part payment applied to the Guaranteed Obligation is or must be recovered, rescinded or returned to NICO, Reimburser or any other Person because of a dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar proceeding affecting any Person, such Guaranteed Obligation shall be deemed to have continued in existence and this Parental Guarantee Agreement shall continue in effect as to such Guaranteed Obligation, all as though such payment had not been made.
(e) Berkshire shall pay on demand all fees and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Hartford or HFSG in any way relating to the successful enforcement of the rights of Hartford or HFSG hereunder. Hartford or HFSG, as applicable, shall pay on demand all fees and out-of-pocket expenses (including reasonable attorneys’ fees and expenses) incurred by Berkshire in any way relating to its defense of an unsuccessful action by Hartford or HFSG, as applicable, hereunder. Notwithstanding anything to the contrary in this Section 2.1(e), Hartford or HFSG shall not be entitled to be reimbursed hereunder for the costs or out-of-pocket expenses incurred in connection with any notice or demand required under Section 2.1(b) or Section 2.1(c), as applicable, to the extent that such demand is complied with by Berkshire without dispute or objection.
(f) For the avoidance of doubt, but subject to Section 2.1(e), the payment (or, in the case of a Collateral Obligation, performance) of a Guaranteed Obligation by Berkshire pursuant to this Parental Guarantee Agreement shall be deemed to satisfy NICO’s or Reimburser’s, as applicable, obligation to pay or perform such Guaranteed Obligation for any purpose, including under the Reinsurance Agreement, the Trust Agreement, or the Reimbursement Agreement, as applicable. Hartford and HFSG shall not be entitled to obtain payment or performance of a Guaranteed Obligation from NICO under the Reinsurance Agreement, the Trust Agreement or from Reimburser under the Reimbursement Agreement, or withdraw funds from the Trust Account or any replacement or successor thereof or substitution therefor to satisfy a Guaranteed Obligation to the extent that such Guaranteed Obligation has theretofore been paid or performed in full by Berkshire under this Parental Guarantee Agreement. In furtherance of the foregoing, Hartford and HFSG hereby agree that any amounts paid by Berkshire under this Parental Guarantee Agreement shall be in satisfaction of any amounts due and payable (but unpaid) by NICO or Reimburser, as applicable, under the Reinsurance Agreement, the Collateral Trust Agreement, or the Reimbursement Agreement, as applicable.
ARTICLE III

COLLATERAL TRUST ACCOUNT; GRANT OF SECURITY INTEREST
Section 3.1 Grant of Security Interest. As security for the prompt and complete payment, reimbursement and performance when due in full of all the Secured Obligations, Berkshire hereby grants to Hartford a security interest in and continuing lien on all of Berkshire’s right, title and interest in, to and under the following, in each case, whether now owned or existing or hereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Collateral”):
(a) the Collateral Trust Account;
(b) all Security Entitlements carried in the Collateral Trust Account; and
(c) all Proceeds of any or all of the foregoing.
Section 3.2 Registration of Securities, Etc. All securities and other financial assets credited to the Collateral Trust Account that are in registered form or that are payable to or to the order of Berkshire shall be (i) registered in the name of, or payable to or to the order of, the Securities Intermediary or (ii) endorsed to or to the order of the

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Securities Intermediary or in blank; and in no case will any financial asset credited to the Collateral Trust Account be registered in the name of, or payable to or to the order of, Berkshire or endorsed to or to the order of Berkshire, except to the extent the foregoing have been specially endorsed to or to the order of the Securities Intermediary or in blank.
Section 3.3 Successor Trust Account. In the event a successor trust account is established, (i) such account shall be established with either the Securities Intermediary or another “securities intermediary” (as defined in the UCC) reasonably acceptable to Hartford and Berkshire, (ii) the Parties shall amend this Parental Guarantee Agreement to include appropriate references to such successor trust account and the securities intermediary with whom such successor trust account is established, as applicable and (iii) financing statements shall be amended to identify such successor trust account, all in a manner reasonably satisfactory to Hartford.
Section 3.4 No Other Security Interests. Without the prior written consent of Hartford, Berkshire shall not enter into any agreement under which it (a) grants a security interest or lien on any or all of the Collateral or (b) agrees to cause the Securities Intermediary to comply with “entitlement orders” (as defined in the UCC) originated by any Person other than Hartford or the entitlement holder with respect to the Collateral. Berkshire shall promptly notify Hartford if any Person requests Berkshire to enter into any such agreement as described in this Section 3.4 or otherwise asserts or seeks to assert a lien, encumbrance or adverse claim against any portion or all of the property credited to the Collateral Trust Account (and in that connection, Berkshire represents and warrants to Hartford that it has not heretofore received any such request or assertion with respect to the Collateral Trust Account) and that it will promptly notify the Hartford of the occurrence of any such events.
Section 3.5 Rights and Remedies Generally. If an Event of Default has occurred and is continuing, then and in every such case, Hartford may exercise, in addition to all other rights and remedies granted to it in this Parental Guarantee Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law.
Section 3.6 Acceleration. Upon the occurrence and continuance of an Acceleration Event, the Secured Obligations shall be automatically due and payable with all additional interest from time to time accrued thereon, without further action by Hartford or any other Person. For the avoidance of doubt, for purposes of this Section 3.6, the amount of Secured Obligations with respect to the Collateral Trust Account shall be the Security Amount or the Required Amount applicable to the Collateral Trust Account in effect at the time of the Acceleration Event.
ARTICLE IV

BERKSHIRE WARRANTIES; POWER OF ATTORNEY
Section 4.1 Berkshire Warranties. Berkshire’s exact legal name (as indicated in the public record of Berkshire’s jurisdiction of organization) is as set forth on the signature block to this Parental Guarantee Agreement. Berkshire’s jurisdiction of organization is the State of Delaware and the organizational identification number assigned by the State of Delaware to Berkshire is 2908471. The location of Berkshire’s chief executive office is the address provided in Section 5.1 as the address for notice to Berkshire. Berkshire will not, except upon thirty (30) days’ prior written notice to Hartford and delivery to Hartford of all additional financing statements and other documents reasonably requested by Hartford to maintain the validity, perfection and priority of the security interest provided for herein, (i) change its jurisdiction of organization or (ii) change its name. If Berkshire changes the address of its chief executive office, it shall promptly provide written notice to Hartford of such new address. Notwithstanding the foregoing, Berkshire shall not change its jurisdiction of organization (including as a result of any Change of Control of Berkshire) to a jurisdiction outside of the United States without the prior written consent of Hartford.
Section 4.2 Hartford’s Appointment as Attorney-in-Fact. Berkshire hereby irrevocably constitutes and appoints Hartford and any officers or agents thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Berkshire and in the name of Berkshire or in their own names, from time to time in Hartford’s discretion, for the purpose of carrying out the terms of this Parental Guarantee Agreement, to take any and all appropriate action and to execute any and all documents and instruments

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which may be necessary or desirable to accomplish the purposes of this Parental Guarantee Agreement. Notwithstanding the foregoing, Hartford agrees that the power of attorney provided for in this Section 4.2 shall only become effective upon the occurrence and continuance of an Event of Default.
ARTICLE V

MISCELLANEOUS PROVISIONS
Section 5.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication required or permitted to be given by any Party hereunder shall be in writing and shall be delivered personally, sent by facsimile or electronic transmission, sent by registered or certified mail, postage prepaid, or sent by a standard overnight courier of national reputation with written confirmation of delivery. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile or electronic transmission, on the date received (provided that any notice received after 5:00 p.m. (addressee’s local time) shall be deemed given at 9:00 a.m. (addressee’s local time) on the next Business Day), or if mailed, on the date shown on the receipt therefor, or if sent by overnight courier, on the date shown on the written confirmation of delivery. Such notices shall be given to the following address:
If to the Reinsured or HFSG:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Chief Claims Officer
With copies to, which copies shall not constitute notice hereunder:
Hartford Fire Insurance Company
One Hartford Plaza
Hartford, CT 06155
Attn: Head of Reinsurance Law
If to Berkshire:
Berkshire Hathaway Inc.
3555 Farnam Street
Suite 1440
Omaha, NE 68131
Attention:     Chief Financial Officer
Fax:         (402) 346-3375
Any Party may change its notice provisions on fifteen (15) calendar days’ advance notice in writing to the other Party.
Section 5.2 Entire Agreement. This Parental Guarantee Agreement, the Reinsurance Agreement, the Collateral Trust Agreement, the Reimbursement Agreement and any other documents delivered pursuant hereto or thereto, constitute the entire agreement among the Parties and their respective Affiliates with respect to the subject matter hereof and thereof and supersede all prior negotiations, discussions, writings, agreements and understandings, oral and written, among the Parties with respect to the subject matter hereof.
Section 5.3 Waiver and Amendment. This Parental Guarantee Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by an instrument in writing signed by the Parties hereto, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. The failure of any Party to insist on compliance with any obligation contained in this Parental Guarantee Agreement or to

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exercise any right or remedy hereunder shall not constitute a waiver of any right or remedy contained herein nor stop any Party from thereafter demanding full and complete compliance nor prevent any Party from exercising such right or remedy in the future. No waiver of any breach of this Parental Guarantee Agreement shall be held to constitute a waiver of any other or subsequent breach.
Section 5.4 Successors and Assigns. The rights and obligations of the Parties under this Parental Guarantee Agreement shall not be subject to assignment without the prior written consent of the other Parties, and any attempted assignment without the prior written consent of the other Parties shall be invalid ab initio. The terms of this Parental Guarantee Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the successors and permitted assigns of the Parties.
Section 5.5 Construction; Interpretation. The Parties have participated jointly in the negotiation and drafting of this Parental Guarantee Agreement. In the event of an ambiguity or question of intent or interpretation arises, this Parental Guarantee Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Parental Guarantee Agreement. Interpretation of this Parental Guarantee Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Preamble, Recitals, Article, Section, and paragraph are references to the Preamble, Recitals, Articles, Sections, and paragraphs to this Parental Guarantee Agreement unless otherwise specified; (c) references to “$” shall mean U.S. dollars; (d) the word “including” and words of similar import shall mean “including without limitation,” unless otherwise specified; (e) the word “or” shall not be exclusive; (f) the words “herein,” “hereof,” “hereunder” or “hereby” and similar terms are to be deemed to refer to this Parental Guarantee Agreement as a whole and not to any specific Section; (g) the headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Parental Guarantee Agreement; (h) whenever the last day for the exercise of any right or the discharge of any duty under this Parental Guarantee Agreement falls on other than a Business Day, the Party hereto having such right or duty shall have until the next Business Day to exercise such right or discharge such duty; (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning; (j) references to any statute, listing rule, rule, standard, regulation or other Law include a reference to (i) the corresponding rules and regulations and (ii) each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time; (k) references to any section of any statute, listing rule, rule, standard, regulation or other Law include any successor to such section; (l) references to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise; (m) references to any contract or agreement (including this Parental Guarantee Agreement) are to such contract or agreement as amended, modified, supplemented or replaced from time to time, unless otherwise stated; and (n) references to writing shall include any modes of reproducing words in any legible form and shall include email and facsimile.
Section 5.6 Governing Law and Jurisdiction. This Parental Guarantee Agreement shall be governed by and construed in accordance with the Laws of the State of Connecticut without regard to the State of Connecticut’s principles of conflict of laws that could compel the application of the Laws of another jurisdiction. Any action, suit or proceeding arising out of or relating to this Parental Guarantee Agreement shall be brought by the Parties solely in the United States District Court for the District of Connecticut, provided that if said court determines that it does not have subject matter jurisdiction then said action, suit or proceeding may be brought in the superior court of the State of Connecticut for Hartford County; and the Parties each hereby irrevocably submit to the exclusive jurisdiction of such courts for such purpose and any appellate courts thereof. Each Party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such Party shall be effective service of process for any action, suit or proceeding brought against such Party in such court. Each Party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such Party and may be enforced in any other courts to whose jurisdiction such Party may be subject, by suit upon such judgment.

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Section 5.7 No Third Party Beneficiaries. Nothing in this Parental Guarantee Agreement is intended or shall be construed to give any Person, other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Parental Guarantee Agreement or any provision contained herein.
Section 5.8 Counterparts. This Parental Guarantee Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument binding upon all of the Parties notwithstanding the fact that all Parties are not signatory to the original or the same counterpart. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
Section 5.9 Severability. Any term or provision of this Parental Guarantee Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Parental Guarantee Agreement or affecting the validity or enforceability of any of the terms or provisions of this Parental Guarantee Agreement in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. If any provision of this Parental Guarantee Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable. In the event of such invalidity or unenforceability of any term or provision of this Parental Guarantee Agreement, the Parties shall use their commercially reasonable efforts to reform such terms or provisions to carry out the commercial intent of the Parties as reflected herein, while curing the circumstance giving rise to the invalidity or unenforceability of such term or provision.
Section 5.10 Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be irreparably damaged in the event that any of the provisions of this Parental Guarantee Agreement were not performed or complied with in accordance with its specific terms or were otherwise breached, violated or unfulfilled. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent noncompliance with, or breaches or violations of, the provisions of this Parental Guarantee Agreement by such Party and to enforce specifically this Parental Guarantee Agreement and the terms and provisions hereof in any action instituted in accordance with Section 5.6, in addition to any other remedy to which such other Parties may be entitled, at law or in equity, without being required to post bond or furnish other security. In the event that any action is brought in equity to enforce the provisions of this Parental Guarantee Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim that there is an adequate remedy at law. The Parties further agree that (i) by seeking the remedies provided for in this Section 5.10, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Parental Guarantee Agreement, including monetary damages in the event that the remedies provided for in this Section 5.10 are not available or otherwise are not granted and (ii) nothing contained in this Section 5.10 shall require any Party to institute any action for (or limit any Party’s right to institute any action for) specific performance under this Section 5.10 before exercising any other right hereunder nor shall the commencement of any action pursuant to this Section 5.10 or anything contained in this Section 5.10 restrict or limit any Party’s right to pursue any other remedies under this Parental Guarantee Agreement that may be available then or thereafter.
Section 5.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PARENTAL GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS PARENTAL GUARANTEE AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS PARENTAL GUARANTEE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS PARENTAL GUARANTEE AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

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Section 5.12 Incontestability. Each Party hereby acknowledges that this Parental Guarantee Agreement, and each and every provision hereof, is and shall be enforceable according to its terms. Each Party hereby irrevocably waives any right to contest in any respect the validity or enforceability of this Parental Guarantee Agreement or any of the provisions hereof. This Parental Guarantee Agreement shall not be subject to rescission.
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IN WITNESS WHEREOF, the Parties hereby execute this Parental Guarantee Agreement as of the day and year first set forth above.
BERKSHIRE HATHAWAY INC.
By:     ________________________________
    Name:
    Title:

HARTFORD FIRE INSURANCE COMPANY, for and on behalf of the Hartford Insurers
By:     ________________________________
    Name:
    Title:

THE HARTFORD FINANCIAL SERVICES GROUP, INC.
By:     ________________________________
    Name:
    Title:

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Exhibit C
Administrative Services Agreement Standards
The Administrative Services Agreement shall provide for the following:
(a) The Reinsured shall pay the Administrator for all reasonable actual internal expenses (including a reasonable overhead allocation) in connection with the Administrator’s administration of the Covered Liabilities and, if applicable, the billing of Third Party Reinsurance Agreements. The Parties agree they shall negotiate in good faith the amount of such payment for internal expenses, as well as the method for such payment and shall consider, among other things, whether the Reinsured may pay such internal expenses in a single lump sum payment or as a recurring amount for the duration of the Administrative Services Agreement;
(b) The Administrator shall pay all Allocated Loss Adjustment Expenses incurred on and after the effective date of the Administrative Services Agreement in connection with the Administrator’s administration of the Covered Liabilities and, if applicable, the billing of Third Party Reinsurance Agreements;
(c) The Administrator shall perform all Run-Off Services (i) in a professional and timely manner in conformance with applicable industry standards in administering the types of business included in the Covered Liabilities and in accordance with their respective terms, (ii) in accordance with the terms of the Administrative Services Agreement, (iii) in accordance with applicable Law, including maintenance by the Administrator of all licenses, authorizations, permits and qualifications from Governmental Authorities necessary to perform the Run-Off Services required by the Administrative Services Agreement and (iv) in accordance with the terms of the Covered Liabilities and, if applicable, the billing of Third Party Reinsurance Agreements. The Administrator shall use its reasonable best efforts to avoid doing anything which might reasonably be expected to prejudice or bring into disrepute the reputation of the Reinsured, its Affiliates or their respective officers and directors;
(d) The Administrator shall comply with all applicable Laws in connection with the performance of its duties under the Administrative Services Agreement and shall act consistently in all material respects with, and not cause the Reinsured to be out of compliance with, the terms of the Covered Liabilities and, if applicable, the billing of Third Party Reinsurance Agreements;
(e) The Administrator shall not subcontract the performance of any Run-Off Services to another Person other than an Affiliate without the prior written consent of the Reinsured (which consent shall not be unreasonably withheld);
(f) At any time during the term of the Administrative Services Agreement, the Reinsured shall have the right to appoint a representative at its own expense to monitor the Covered Liabilities at the facilities maintained by the Administrator for the Run-Off Services;
(g) Whenever a claim arises (i) by, or from, the Reinsured or any of its Affiliates against (A) Berkshire or any insurer, reinsurer or other company that is an Affiliate of Berkshire (each, a “Berkshire Owned Entity”) or (B) any insurer, reinsurer or other company that is one hundred percent reinsured by a Berkshire Owned Entity (each a “Berkshire Controlled Entity”) or (C) any Berkshire Controlled Entity as an administrator for a third party (each, a “Berkshire Administered Entity”) or (ii) against the Reinsured or any of its Affiliates by, or from, (A) a Berkshire Owned Entity, (B) a Berkshire Controlled Entity or (C) a Berkshire Administered Entity, the Administrator shall provide prompt written notice of such claim to the Reinsured upon becoming aware thereof, including such details as may be appropriate. The Administrator shall use commercially reasonable efforts to keep itself informed as to the identity of Berkshire Owned Entities and Berkshire Controlled Entities. If the Reinsured agrees that the Administrator should handle the claim notwithstanding the conflict of interest, the Administrator shall do so in good faith and in pursuit of the singular interests of the Reinsured. Otherwise, the Reinsured shall handle all discretionary aspects of the claim, and the Administrator shall perform such ministerial tasks (such as making accounting entries or moving funds) as may be required under the direction the Reinsured;

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(h) On or prior to the effective date of the Administrative Services Agreement, the Reinsured shall provide a list, which may be amended from time to time by the Reinsured, of insureds of the Covered Liabilities for which the Administrator shall notify and consult with the Reinsured regarding the Run-Off Policies;
(i) In its performance of the Run-Off Services, the Administrator shall consult with the Reinsured prior to taking any positions in conflict with the Reinsured’s past positions known to the Administrator. In the event that the Administrator proposes to take a different coverage position, the prior written consent of the Reinsured shall be obtained prior to the Administrator taking such position. With respect to Covered Liabilities involving coverage issues affecting multiple lines of business, the Administrator shall notify and consult with the Reinsured.  Individual settlements or payments for any Covered Liability in excess of $5,000,000 and any policy buy-outs in excess of $5,000,000 shall require the prior written approval of the Reinsured, provided that if the Reinsured unreasonably fails to approve such payment, settlement or buyout upon the advice of the Reinsurer, all expenses incurred after such refusal or amounts ultimately paid in excess of the amount recommended by the Reinsurer shall be excluded from Ultimate Net Loss and shall not be indemnifiable hereunder.
(j) The Administrator shall consult with the Reinsured and provide reporting regarding the provision of the Run-Off Services such that the Reinsured’s function as exercising ultimate authority on the handling of claims shall be preserved;
(k) The Administrator shall take all necessary action within its control so that the Reinsured, solely with respect to the Covered Liabilities, satisfies all current and future informational reporting and other requirements imposed by any Governmental Authority. Without limiting the foregoing, the Administrator shall timely prepare such reports and summaries, including statistical summaries, as are necessary to satisfy any requirements imposed by a Governmental Authority upon the Reinsured with respect to the Covered Liabilities;
(l) On an annual basis, the Administrator shall provide to the Reinsured a current estimate of the Ultimate Net Loss related to the Covered Liabilities, by account, prior to the application of the Reinsurance Agreement;
(m) The Administrator shall allow the Reinsured and its Representatives access to the Administrator’s actuarial and claims personnel, documentation, systems and records to the extent required by the Reinsured in order to complete its reserve studies, actuarial analyses, reports and opinions;
(n) Within ten (10)Business Days after the end of each month, the Administrator shall deliver to the Reinsured a monthly data feed, in a form reasonably requested by the Reinsured, as required for financial reporting and other purposes, including requisite coding necessary for all statutory reporting obligations;
(o) The Administrator shall represent that it will continue to maintain its accounting and oversight controls with respect to its operations consistent with past practice, to the extent consistent with applicable Law;
(p) The Reinsured shall have the right, but not the obligation, to associate, at the sole expense of the Reinsured, in the adjustment, litigation or negotiation of claims;
(q) If the Reinsured or the Administrator receives notice of any litigation, arbitration, declaratory judgment or other legal proceeding against a Party that has been instituted either under, arising out of, or relating to any Covered Liability or, if applicable, Third Party Reinsurance Agreement, the Reinsured or the Administrator, as applicable, shall promptly notify the other Party;
(r) The Administrator shall promptly notify the Reinsured in writing of any potential settlement from a Covered Liability or set of interrelated Covered Liabilities, which is reasonably likely to involve a loss, on a direct basis, in an amount to be determined;
(s) If applicable, at least ten calendar days prior to making any third party reinsurance cession of over an amount to be determined, the Administrator shall provide a draft copy of the billing to the Reinsured;

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(t) The Administrator shall promptly notify the Reinsured in writing whenever a Berkshire Controlled Entity is an opposing party in any litigation, arbitration, declaratory judgment or other legal proceeding against the Reinsured that has been instituted either under, arising out of, or relating to any Covered Liability or Third Party Reinsurance Agreement;
(u) The Administrator shall promptly notify the Reinsured in writing of any events that constitute a Reinsurance Credit Event;
(v) The Reinsured shall provide all transition or administrative services reasonably necessary or appropriate in order to transition the administration of the Covered Liabilities and, if applicable, the Third Party Reinsurance Agreements to the Administrator or its designee, which services shall be provided for a period of not less than one (1) year following the date the Administrator elects to transfer administration;
(w) The Administrator shall reimburse the Reinsured for any reasonable internal expenses (including a reasonable overhead allocation) and any reasonable out-of-pocket expenses incurred by the Reinsured or its Affiliates in connection with any actions undertaken by the Reinsured or its Affiliates in transitioning the administration of the Covered Liabilities and, if applicable, the Third Party Reinsurance Agreements to the Administrator; and
(x) The Administrative Services Agreement shall terminate (i) at any time upon the mutual written consent of the Parties, which writing shall state the effective date of termination and set forth in reasonable detail the procedure for effecting the Reverse Transition Services Agreement, (ii) automatically following the Exhaustion, (iii) automatically following the expiration of all Covered Liabilities, (iv) at the option of the Reinsured, at any time following the Remaining Aggregate Limit being equal to or less than $250,000,000, (v) at the option of the Reinsured, upon written notice to the Administrator, in the event that the Administrator materially breaches any provision of the Administrative Services Agreement and fails to cure such breach within ninety (90) calendar days following written notice from the Reinsured of such breach, (vii) at the option of the Reinsured, upon written notice to the Administrator, in the event that the Administrator fails to comply with any of the licensing requirements set forth in the Administrative Services Agreement and fails to cure such breach within ninety (90) calendar days following written notice from the Reinsured of such failure and (viii) at the option of the Reinsured, upon written notice to the Administrator, if the Administrator becomes subject to dissolution, liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition or similar proceedings in any jurisdiction, or if creditors of the Administrator take over its management, or if the Administrator otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors, or if any significant part of the Administrator’s undertakings or property is impounded or confiscated by action of any Governmental Authority.

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Exhibit D
Quarterly Report Template

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D-1

Quarterly Settlement Report
Report Date As Of:
Contract Limit:
Sub-Limit:
Attachment:

Subject Business - Position Tracking
	Asbestos				Environmental				Net
	Direct	Assumed	Ceded	Net	Direct	Assumed	Ceded	Net	A&E Total
Opening Undiscounted In-Scope Reserve as of 12/31/XX:
QTD Amounts Paid / Billed during Q1:
QTD Amounts Paid / Billed during Q2:
QTD Amounts Paid / Billed during Q3:
QTD Amounts Paid / Billed during Q4:
YTD Amounts Paid / Billed to 12/31/XX:
ITD Paids / Billed to 12/31/XX:
Undiscounted In-Scope Reserve as of XX/XX/XX:
In-Scope UNL Subject to Contract as of XX/XX/XX:
YTD Change from XX/XX/XX:
ITD Change from XX/XX/XX:
Net Cash Settlement Statement
Reinsurance Recoveries
	Paid Basis	Ultimate Basis
	as at XX/XX/XX	as at XX/XX/XX
Net A&E Total:
Net A&E Sub-limited:
Ultimate Net Loss Subject to NICO ADC Reinsurance:
Net Cash Settlement Amount (UNL due from Reinsurer):
Paids Prior to Attachment:		xxxxxxxxxxx
Previously Paid:
Due:

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D-1

EFF #	Policy #	Insured Name	TypeOf Loss	ClaimType	DateOf Event	Accident Year	Paid (Direct)	Paid (Assumed)	Paid (Ceded)	Paid (Net)	ALAE (Direct)	ALAE (Assumed)	ALAE (Ceded)	ALAE (Net)	CaseReserve (Direct)	CaseReserve (Assumed)	CaseReserve (Ceded)	CaseReserve (Net)
			Examples	Examples
			Contact With Radiation, CAustics, Toxics	Asbestos
			Product/Products Recall Losses: Products	Environmental Pollution

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D-2

Annex 1
Hartford Insurers

First State Pool Companies [Runoff]
First State Insurance Company
New England Insurance Company
New England Reinsurance Corporation

Hartford Fire Pool Companies
Hartford Accident and Indemnity Company
Hartford Casualty Insurance Company
Hartford Fire Insurance Company
Hartford Insurance Company of Illinois
Hartford Insurance Company of the Midwest
Hartford Insurance Company of the Southeast
Hartford Lloyd’s Insurance Company
Hartford Underwriters Insurance Company
Nutmeg Insurance Company
Pacific Insurance Company, Limited
Property and Casualty Insurance Company of Hartford
Sentinel Insurance Company, Ltd.
Trumbull Insurance Company
Twin City Fire Insurance Company

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Annex - 1

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    Annex - 2